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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CARLISLE COMPANIES INCORPORATED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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CARLISLE COMPANIES INCORPORATED

13925 Ballantyne Corporate Place, Suite 400
Charlotte, North Carolina 28277
(704) 501-1100

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

        The 2012 Annual Meeting of Shareholders of Carlisle Companies Incorporated (the "Company") will be held at the Manhattan Beach Marriott, 1400 Parkview Avenue, Manhattan Beach, California 90266 on Wednesday, May 2, 2012, at 11:00 a.m. Pacific time for the following purposes:

  1.
  To elect three (3) directors.

  2.
  To approve the Company's executive compensation.

  3.
  To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the 2012 fiscal year.

  4.
  To approve the Company's Amended and Restated Executive Incentive Program to increase the number of shares available for issuance thereunder.

  5.
  To transact any other business properly brought before the meeting.

        Only shareholders of record at the close of business on March 8, 2012 will be entitled to vote whether or not they have transferred their stock since that date.

YOUR VOTE IS IMPORTANT

        If you own your shares directly as a registered shareholder or through the Company's Employee Incentive Savings Plan, please vote in one of these ways:

  •
  Online—by logging on to www.proxyvote.com and following the instructions, using the Control Number shown on the Notice of Internet Availability of Proxy Materials (or paper proxy card if you received or request one), for voting.

  •
  By mail (only if you received or request a proxy card)—by marking, signing, dating and promptly returning the proxy card in the postage-paid envelope.

  •
  By telephone (only if you received or request a proxy card)—by calling the phone number on the proxy card.

  •
  In person—by submitting a ballot in person at the 2012 Annual Meeting of Shareholders.

        If you own your shares indirectly through a bank or broker, you may vote in accordance with the instructions provided by your bank or broker. Those instructions may include online voting. If you receive or request a voting instruction form from your bank or broker, you may also return the completed form by mail or vote by telephone if a number is provided. You may also obtain a legal proxy from your bank or broker and submit a ballot in person at the 2012 Annual Meeting of Shareholders.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2012 ANNUAL MEETING OF SHAREHOLDERS OF THE COMPANY TO BE HELD ON MAY 2, 2012:

        The proxy materials relating to the 2012 Annual Meeting, including the form of proxy card, the 2011 Annual Report and the Form 10-K are available on the Internet. Please go to www.proxyvote.com to view and obtain the proxy materials online.

By Order of the Board of Directors
STEVEN J. FORD Secretary

Charlotte, North Carolina
March 20, 2012

 PROXY STATEMENT

GENERAL INFORMATION

        This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of Carlisle Companies Incorporated of proxies to be voted at the 2012 Annual Meeting of Shareholders to be held at the Manhattan Beach Marriott, 1400 Parkview Avenue, Manhattan Beach, California 90266 on Wednesday, May 2, 2012, at 11:00 a.m. Pacific time.

        In accordance with rules and regulations adopted by the Securities and Exchange Commission, instead of mailing a printed copy of the proxy materials to each shareholder of record, the Company is furnishing proxy materials to its shareholders via the Internet. You will not receive a printed copy of the proxy materials unless you request a copy. Instead, the Notice of Internet Availability of Proxy Materials instructs you how to access and review the proxy materials over the Internet. If you would like to receive a printed copy of the proxy materials, you should follow the instructions for requesting those materials included in the Notice.

        The Notice of Internet Availability of Proxy Materials is first being sent to shareholders on or about March 20, 2012. This Proxy Statement and the form of Proxy relating to the 2012 Annual Meeting are also first being made available to shareholders on or about March 20, 2012.

        The Proxy is solicited by the Board of Directors of the Company.    The cost of proxy solicitation will be borne by the Company. In addition to the solicitation of proxies by use of the Internet, officers and regular employees of the Company may devote part of their time to solicitation by correspondence sent via e-mail, facsimile or regular mail and telephone or personal calls. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to beneficial owners and for reimbursement of their out-of-pocket and clerical expenses incurred in connection therewith. Proxies may be revoked at any time prior to voting. See "Voting by Proxy and Confirmation of Beneficial Ownership" beginning on page 47.

        The mailing address of the principal executive offices of the Company is Carlisle Companies Incorporated, 13925 Ballantyne Corporate Place, Suite 400, Charlotte, North Carolina 28277. Upon written request mailed to the attention of the Secretary of the Company, at the Company's principal executive offices, the Company will provide without charge a copy of its 2011 Annual Report on Form 10-K filed with the Securities and Exchange Commission.

  Voting Procedures

        The presence, in person or by proxy, of the owners of a majority of the votes entitled to be cast is necessary for a quorum at the Annual Meeting. Abstentions and Shares owned through a broker that are voted on any matter are included in determining the number of votes present or represented at the meeting. Shares owned through a broker that are not voted on any matter at the meeting are not included in determining whether a quorum is present.

        Under New York Stock Exchange rules, the proposal to ratify the appointment of the independent registered public accounting firm is considered a "discretionary" proposal. This means that brokerage firms may vote in their discretion on the proposal on behalf of clients who have not furnished express voting instructions. The proposal to elect three (3) directors, the advisory vote to approve the Company's executive compensation and the proposal to approve the Company's Amended and Restated Executive Incentive Program are "non-discretionary" proposals, which means that brokerage firms may not use their discretion to vote on any of those proposals unless they receive express voting instructions from their clients as described below.

  Voting Methods

        If your shares are registered directly in your name with the Company's transfer agent, Computershare Investor Services, LLC, you are considered the registered holder of those shares. As the registered shareholder, you can ensure your shares are voted at the 2012 Annual Meeting by submitting your instructions (i) over the Internet, (ii) by mail (only if you received or request a proxy card) by completing, signing, dating and returning the proxy card in the envelope provided, (iii) by telephone (only if you received or request a proxy card) by calling the phone number on the proxy card, or (iv) attending the 2012 Annual Meeting and voting your shares at the meeting. Telephone and Internet voting for registered shareholders will be available 24 hours a day, up until 11:59 pm eastern time on May 1, 2012. You may obtain directions to the 2012 Annual Meeting in order to vote in person by visiting the Company's website at www.carlisle.com/2012proxymaterials.

        Most Company shareholders hold their shares through a broker, bank, trustee or another nominee, rather than directly in their name. In that case, you are considered the beneficial owner of shares held in street name, and the proxy materials are being forwarded to you by your broker, bank, trustee or nominee, together with a voting instruction card. As the beneficial owner, you are entitled to direct the voting of your shares by your intermediary. Brokers, banks and nominees typically offer telephonic or electronic means by which the beneficial owners of shares held by them can submit voting instructions, in addition to the traditional mailed voting instruction cards.

        If you participate in the Carlisle Employee Incentive Savings Plan (the "401(k) Plan") and own Company shares through your 401(k) Plan account, Wells Fargo Bank, N.A. ("Wells Fargo"), the trustee of the 401(k) Plan, will vote your 401(k) Plan shares in accordance with the instructions you provide by voting online, by telephone or on the voting instruction card. If Wells Fargo does not receive voting instructions from you by 11:59 am eastern time on April 30, 2012, Wells Fargo will not vote your 401(k) Plan shares on any of the proposals brought at the Annual Meeting.

VOTING SECURITIES

        At the close of business on March 8, 2012, the Company had 62,400,393 shares of common stock ("Shares" or "Common Shares") outstanding, all of which are entitled to vote. The Company's Restated Certificate of Incorporation provides that each person who received Shares pursuant to the Agreement of Merger, dated March 7, 1986, which was approved by the shareholders of Carlisle Corporation and became effective on May 30, 1986, is entitled to five votes per Share. Persons acquiring Shares after May 30, 1986 (the effective date of the Merger) are entitled to one vote per share until the Shares have been beneficially owned (as defined in the Restated Certificate of Incorporation) for a continuous period of four years. Following continuous ownership for a period of four years, the Shares are entitled to five votes per share. The actual voting power of each holder of Shares will be based on shareholder records at the time of the Annual Meeting. See "Voting by Proxy and Confirmation of Beneficial Ownership" beginning on page 47. In addition, holders of Shares issued from the treasury, other than in connection with the exercise of stock options, before the close of business on March 8, 2012 (the record date for determining shareholders entitled to vote at the Annual Meeting) will be entitled to five votes per share unless the Company's Board of Directors (the "Board of Directors" or "Board") determines otherwise at the time of authorizing such issuance.

 SECURITY OWNERSHIP

A. Beneficial Owners.

        The following table provides certain information as of December 31, 2011 with respect to any person who is known to the Company to have been the beneficial owner of more than five percent (5%) of the Common Shares, the Company's only class of voting securities. As defined in Securities and Exchange Commission Rule 13d-3, "beneficial ownership" means essentially that a person has or shares voting or investment decision power over shares. It does not necessarily mean that the person enjoyed any economic benefit from those shares. The information included in the table is from Schedules 13G filed with the Securities and Exchange Commission by (i) Wellington Management Company, LLP, (ii) JPMorgan Chase & Co., (iii) FMR LLC, (iv) Adage Capital Management, L.P., (v) Vanguard Group, Inc., and (vi) Eaton Vance Management.

Name and Address of Beneficial Owner	Number of Shares(1)	Percentage(1)
Wellington Management Company, LLP
75 State Street
Boston, Massachusetts 02109	5,976,184	9.70%
JPMorgan Chase & Co.
270 Park Avenue
New York, New York 10017	5,214,613	8.40%
FMR LLC
82 Devonshire Street
Boston, Massachusetts 02109	4,209,284	6.83%
Adage Capital Management, L.P.
200 Clarendon Street
Boston, Massachusetts 02116	3,460,782	5.62%
Vanguard Group, Inc.
100 Vanguard Boulevard
Malvern, Pennsylvania 19355	3,273,985	5.31%
Eaton Vance Management
2 International Place
Boston, Massachusetts 02110	3,080,202	5.00%

(1)
Based on the referenced Schedule 13G filing, each listed reporting person beneficially owns the listed shares.

B. Nominees, Directors and Officers.

        The following table provides information as of February 29, 2012, as reported to the Company by the persons and members of the group listed, as to the number and the percentage of Common Shares beneficially owned by: (i) each director, nominee and executive officer named in the Summary

Compensation Table on page 31; and (ii) all directors, nominees and current executive officers of the Company as a group.

Name of Director/Executive	Shares Owned		Shares Subject to Options	Share Equivalent Units(a)	Total Beneficial Ownership	Percent of Class
Robin J. Adams	4,752		—	5,452	10,204	0.02%
Robert G. Bohn	6,864		—	9,192	16,056	0.03%
Robin S. Callahan	29,129	(b)	14,000	9,326	52,455	0.08%
Terry D. Growcock	2,036		—	9,669	11,705	0.02%
Stephen P. Munn	363,367	(c)	—	—	363,367	0.57%
Gregg A. Ostrander	3,338		—	13,223	16,561	0.03%
David A. Roberts	233,344	(d)(e)(f)	640,314	—	873,658	1.37%
Lawrence A. Sala	10,248		20,000	17,922	48,170	0.08%
Magalen C. Webert	66,392	(g)	16,000	19,387	101,779	0.16%
John W. Altmeyer	95,408	(d)(e)(f)	334,317	—	429,725	0.67%
Steven J. Ford	54,998	(d)(e)(f)	151,883	—	206,881	0.32%
D. Christian Koch	28,755	(d)(e)(f)	41,709	—	70,464	0.11%
Carol P. Lowe	40,300	(d)(e)(f)	186,659	—	226,959	0.35%
17 directors and executive officers as a group					2,803,548	4.39%

(a)
Share equivalent units do not represent issued and outstanding Shares and have no voting power.

(b)
Includes 5,100 Shares held by Mrs. Callahan's husband. Mrs. Callahan disclaims beneficial ownership of these Shares.

(c)
Includes 10,400 Shares held by Mr. Munn's wife. Mr. Munn disclaims beneficial ownership of these Shares.

(d)
Includes Shares allocated as of December 31, 2011 to the accounts of the following executive officers participating in the Company's Employee Incentive Savings Plan: Mr. Roberts, 806 Shares; Mr. Ford, 4,818 Shares; Mr. Altmeyer, 10,378 Shares; Mr. Koch, 615 Shares; and Mrs. Lowe, 2,503 Shares. Each participant in the Plan has the right to direct the voting of Shares allocated to his or her account. Shares are held by the trustee of the Employee Incentive Savings Plan in a commingled trust fund with beneficial interest allocated to each participant's account.

(e)
Includes restricted Shares as follows: Mr. Roberts, 97,875 Shares; Mr. Ford, 17,630 Shares; Mr. Altmeyer, 29,350 Shares; Mr. Koch, 16,140 Shares; and Mrs. Lowe, 15,510 Shares. Restricted Shares have one vote per share until such Shares have been held for a continuous period of four (4) years.

(f)
Excludes performance shares awarded to the following executive officers: Mr. Roberts, 77,875 performance shares; Mr. Ford, 17,630 performance shares; Mr. Altmeyer, 23,400 performance shares; Mr. Koch, 12,140 performance shares; and Mrs. Lowe, 15,510 performance shares or a total of 181,115 performance shares awarded to all the executive officers as a group. The performance shares will be earned and paid to the executives officers in Shares following the expiration of the applicable performance period.

(g)
Includes 5,000 Shares held by Mrs. Webert's husband. Mrs. Webert disclaims beneficial ownership of these Shares.

 BOARD OF DIRECTORS

A. Election of Directors

        The Company's Restated Certificate of Incorporation provides for a classified Board of Directors under which the Board is divided into three (3) classes of directors, each class as nearly equal in number as possible.

        Three (3) directors are to be elected at the 2012 Annual Meeting. Each director will be elected to serve for a three-year term until the 2015 Annual Meeting and until his or her successor is elected and qualified. Directors will be elected by a plurality of the votes cast. Only votes cast for a nominee will be counted, except that the accompanying Proxy will be voted for the three nominees in the absence of instructions to the contrary. Abstentions, Shares held of record by a broker or its nominee ("broker Shares") for which the brokerage firm has not received express voting instructions from the beneficial owner and instruction on the accompanying Proxy to withhold authority to vote for one or more of the nominees will result in the respective nominees receiving fewer votes than if the votes were cast for the respective nominees. For voting purposes, proxies requiring confirmation of the date of beneficial ownership received by the Board of Directors with such confirmation not completed so as to show which Shares beneficially owned by the shareholder are entitled to five votes will be voted with one vote for each Share. See "Voting by Proxy and Confirmation of Beneficial Ownership" beginning on page 47. In the event any nominee is unable to serve (an event management does not anticipate), the Proxy will be voted for a substitute nominee selected by the Board of Directors or the number of directors will be reduced.

        The Board of Directors does not impose arbitrary term limits, but a director is required to submit his or her resignation upon a change in employment or significant change in responsibilities and at the Annual Meeting following the date when he or she reaches age 72.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE FOLLOWING NOMINEES.

 Nominees for Election

        The following table sets forth certain information relating to each nominee, as furnished to the Company by the nominee. Except as otherwise indicated, each nominee has had the same principal occupation or employment during the past five years. All of the nominees are currently serving as Directors.

Name	Age	Position with Company, Principal Occupation and Other Directorships	Period of Service as Director
Stephen P. Munn	69	Lead Director (since June 2007) of the Company. Former Chairman of the Board (from January 1994 to June 2007) and Chief Executive Officer (from September 1988 to February 2001) of the Company. Director of 62 mutual funds owned by Prudential.	September 1988 to date.
Lawrence A. Sala	49
		Chairman, President and Chief Executive Officer of Anaren, Inc., manufacturer of microwave electronic components and subsystems for satellite and defense electronics and telecommunications. Director of Anaren, Inc. Chairman of the Corporate Governance and Nominating Committee and member of the Audit Committee of the Company.	September 2002 to date.
Magalen C. Webert	60	Private investor. Member of the Governance and Nominating Committees of the Company.	May 1999 to date.

Directors With Unexpired Terms

        The following table sets forth certain information relating to each director whose term has not expired, as furnished to the Company by the director. Except as otherwise indicated, each director has had the same principal occupation or employment during the past five years.

Name	Age	Position with Company, Principal Occupation and Other Directorships	Period of Service as Director Expiration of Current Term
Robin J. Adams	58	Executive Vice President, Chief Financial Officer and Chief Administrative Officer and member of the Board of Directors of BorgWarner Inc., a leading, global supplier of highly engineered systems and components, primarily for vehicle powertrain applications. Member of the Audit and Compensation Committees of the Company.	October 2009 to date. Term expires 2013.

Name	Age	Position with Company, Principal Occupation and Other Directorships	Period of Service as Director Expiration of Current Term
Robert G. Bohn	58	Chairman (from January 2000 to February 2011) and President and Chief Executive Officer (from November 1997 to December 2010) of Oshkosh Truck Corporation, a manufacturer of specialty vehicles and bodies for access equipment, defense, fire and emergency and commercial uses. Director of Menasha Corporation and Parker-Hannifin Corporation. Former director (from June 1999 to January 2008) of Graco Inc. Chairman of the Compensation Committee and member of the Corporate Governance and Nominating Committee of the Company.	April 2008 to date. Term expires 2014.
Robin S. Callahan	65
		Past General Manager, Distribution and Marketing of International Business Machines Corporation, a computer manufacturer and provider of information technology services. Chairman of Audit Committee (from September 2008) and member of the Compensation Committee of the Company.	May 1998 to date. Term expires 2013.
Terry D. Growcock	66
		Chairman of the Board of Directors (from May 2007 to December 2008), Chairman and Chief Executive Officer (from February 2002 to April 2007), and President and Chief Executive Officer (from July 1998 to February 2002) of The Manitowoc Company, a multi-industry capital goods manufacturer. Director of Harris Corporation and Harsco Corporation. Member of the Compensation and Corporate Governance and Nominating Committees of the Company.	September 2008 to date. Term expires 2014.
Gregg A. Ostrander	59
		Executive Chairman of the Board of Directors (January 2008 to June 2010), Chairman, President and Chief Executive Officer (from April 2001 to January 2008) and President and Chief Executive Officer (from 1994 to April 2001) of Michael Foods, Inc., a national leader in egg products, refrigerated potatoes and branded cheese for food service and retail markets, including chain restaurants. Director of Michael Foods, Inc. and Arctic Cat Inc. and former director of Birds Eye Foods, Inc. (from November 2005 to December 2009). Member of the Audit and Compensation Committees of the Company.	August 2008 to date. Term expires 2014.

Name	Age	Position with Company, Principal Occupation and Other Directorships	Period of Service as Director Expiration of Current Term
David A. Roberts	64	Chairman, President and Chief Executive Officer (since June 2007). Former Chairman (from April 2006 to June 2007) and President and Chief Executive Officer (from June 2001 to June 2007) of Graco Inc., manufacturer of fluid handling systems and components used in vehicle lubrication, commercial and industrial settings. Director of Franklin Electric Co. (since October 2003) and Polypore International, Inc. (since July 2011) and former director of ADC Telecommunications, Inc. (from November 2008 to November 2010) and Arctic Cat Inc. (from August 2006 to March 2009).	June 2007 to date. Term expires 2013.

B. Specific Experience and Skills of Directors

        The Board of Directors has identified nine specific areas of experience or attributes that qualify a person to serve as a member of the Board in light of the Company's businesses and corporate structure. The following table shows the experience or attributes held by each nominee and continuing member of the Board of Directors. The narrative discussion that follows the table describes the specific experience, qualifications, attributes and skills of each nominee and continuing member of the Board of Directors.

	Notable Multi- Industry Experience	Significant Experience in Company Specific Industries*	Experience as Chair/ CEO of Multi- National Business	Experience as CFO of Multi- National Business	Meets Definition of "Audit Committee Financial Expert"	Experience with International Business Issues	Mergers & Acquisitions Expertise	Mfg. Experience	Corporate Governance Experience

Mr. Adams				✓	✓	✓	✓	✓	✓

Mr. Bohn	✓	✓	✓			✓	✓	✓	✓

Mrs. Callahan	✓				✓	✓		✓

Mr. Growcock	✓	✓	✓			✓	✓	✓	✓

Mr. Munn	✓	✓	✓	✓	✓	✓	✓	✓	✓

Mr. Ostrander	✓	✓	✓		✓	✓	✓	✓	✓

Mr. Roberts	✓	✓	✓		✓	✓	✓	✓	✓

Mr. Sala	✓	✓	✓		✓	✓	✓	✓	✓

Mrs. Webert									✓

*
Commercial construction, tire and wheel, transmission belt, brake, foodservice, aerospace and/or defense.

        Mr. Adams has twenty-six years of experience with multi-national manufacturing companies with multiple business segment operating structures. As the principal financial officer of publicly traded companies for eighteen years, Mr. Adams gained significant experience with large merger and acquisition transactions and is thoroughly familiar with the duties and responsibilities of the audit and compensation committees of public company boards of directors.

        Mr. Bohn served as Chief Executive Officer of Oshkosh Truck Corporation, a global manufacturer engaged in several businesses that are similar to the businesses conducted by the Company. In this position, Mr. Bohn has gained significant experience with merger and acquisition transactions and the evaluation of manufacturing opportunities in several countries.

        Mrs. Callahan retired from IBM after 27 years of service. At the time of her retirement, she was a member of the Worldwide Management Committee which was comprised of the top fifty executives at IBM. In her last three positions with IBM, Mrs. Callahan had global management responsibilities including general management direction for all small and medium business sales and marketing. She also held positions in finance and planning, including Corporate Director of Strategy Evaluations and Chief Financial Officer for one of the sales divisions, and supervised the manufacturing and development for the Financial Services Business Unit.

        Mr. Growcock has more than thirteen years of experience as a member of public company boards of directors and developed significant expertise during his career with merger and acquisition transactions, global procurement, lean manufacturing, international sales and marketing, global human resources, distribution and safety. Mr. Growcock is a member of the National Association of Corporate Directors and has participated in several board service training sessions conducted by that organization. Mr. Growcock is thoroughly familiar with global trade and served as a member of the Advisory Committee to the United States Trade Representative for Trade Policy and Negotiations from 2005 to 2010.

        Mr. Munn, the former Chairman and Chief Executive Officer of the Company, is thoroughly familiar with the Company's businesses, including its international businesses, and gained significant mergers and acquisitions expertise during his tenure.

        Mr. Ostrander has served as the president, chief executive officer and chairman of a major food service company that produced products for food service distributors and chain restaurants. As the result of his service in those positions, Mr. Ostrander became thoroughly familiar with the food service industry, a significant business for the Company. He also has significant experience negotiating corporate merger and acquisition transactions and has served on the boards of directors of multiple public companies and their audit and compensation committees.

        Mr. Roberts formerly served as the chief executive officer of Graco Inc., a company engaged in a global, multi-industry manufacturing business. Mr. Roberts' experience with Graco was a primary factor leading to his recruitment as the Chief Executive Officer of the Company and appointment as a member of the Board of Directors. The Board of Directors also believes that a representative of management should be a member of the Board. As the current Chief Executive Officer of the Company, Mr. Roberts is familiar with all of the Company's businesses and can provide insight on those businesses to the Board.

        Mr. Sala is the Chairman and Chief Executive Officer of Anaren, Inc., a leading provider of microelectronics, and microwave components and assemblies for the wireless and space and defense electronic markets. Anaren, Inc. has operations in the United States and China and generates approximately 50% of its sales outside the United States. Anaren, Inc. has completed numerous acquisitions during Mr. Sala's tenure and has grown at an annualized rate of more than 10% over the past decade.

        Mrs. Webert and members of her family have been shareholders of the Company for thirty-eight years. Mrs. Webert is an investor in several other public and private companies, and she has significant board experience with non-profit entities, including Spring Street International School, Friday Harbor, Washington, Kent School, Kent, Connecticut and the Island Sunrise Foundation. Mrs. Webert's diverse experience gives added perspective to the Board of Directors.

C. Meetings of the Board and Its Committees

        During 2011, the Board of Directors of the Company held eleven (11) meetings and had three (3) standing Committees: (i) Audit, (ii) Compensation and (iii) Corporate Governance and Nominating. All incumbent directors attended at least 75% of all meetings of the Board and the committees on which they served during 2011.

        The Audit Committee has the sole authority to appoint and terminate the engagement of the Company's independent registered public accounting firm. The functions of the Audit Committee also include reviewing the arrangements for and the results of the auditors' examination of the Company's books and records, internal accounting control procedures, the activities and recommendations of the Company's internal auditors, and the Company's accounting policies, control systems and compliance activities and monitoring the funding and investment performance of the Company's defined benefit pension plans. During 2011, the Audit Committee held eight (8) meetings.

        The Compensation Committee administers the Company's annual and long-term, stock based incentive programs and decides upon annual salary adjustments for various employees of the Company, including the executive officers. During 2011, the Compensation Committee held three (3) meetings.

        The Corporate Governance and Nominating Committee develops and maintains the Company's corporate governance guidelines, leads the search for individuals qualified to become members of the Board and recommends such individuals for nomination by the Board to be presented for shareholder approval at the Company's annual meetings, reviews the Board's committee structure and recommends to the Board, for its approval, directors to serve as members of each committee, discusses succession planning and recommends a new chief executive officer if a vacancy occurs. During 2011, the Corporate Governance and Nominating Committee held two (2) meetings.

D. Adoption of Committee Chair Rotation Guideline

        In December 2011, the Board of Directors approved a recommendation by the Governance Committee to implement a Committee Chair rotation guideline. Under the guideline, effective as of the date of each annual shareholders meeting, a Committee Chair will relinquish his or her chairmanship. The guideline will result in each Committee Chair typically serving for three years. As the longest serving Committee Chair, Mr. Sala will relinquish the chairmanship of the Governance Committee effective as of the 2012 Annual Meeting. The Board of Directors believes bringing new leadership to each of the Committees every three years will enhance the effectiveness of the Committees.

E. Remuneration of Directors

        Lead Director.    Stephen P. Munn serves as Lead Director. He was appointed Lead Director effective June 25, 2007. The Company pays Mr. Munn an annual retainer of $300,000 for his service as a member of the Board of Directors and as Lead Director. Mr. Munn does not receive any other compensation or stock or option awards for his service.

        Mr. Munn entered into a retirement agreement with the Company in 2001, when he ceased serving as chief executive officer of the Company. Under the retirement agreement, Mr. Munn became entitled to receive the following benefits from the Company when he retired on June 25, 2007: (i) continued medical insurance for Mr. Munn and his wife at the premium rates in effect from time-to-time for active employees; (ii) $450,000 in group term life insurance on Mr. Munn's life; and (iii) a supplemental pension benefit of $29,333 per month for the life of Mr. Munn and his wife.

        Other Non-employee Directors.    The Company paid an annual fee of $65,000 to each director (other than Mr. Munn and Mr. Roberts). The annual fee is determined by the Board of Directors.

Each non-employee director may elect to receive the annual fee in cash or in Shares (or any combination of cash and Shares). Directors do not receive meeting attendance fees.

        The Company also pays an annual fee for service on the Board's Committees. Each member of the Audit Committee received an annual fee of $15,000. The annual fee paid to each member of the Compensation and Corporate Governance and Nominating Committees was $7,500. The Chairman of the Audit Committee received an additional annual fee of $15,000. The annual fee paid to the Chairman of the Compensation and the Corporate Governance and Nominating Committees was $10,000.

        In addition to the annual retainer and committee fees, each director (other than Mr. Munn and Mr. Roberts) is eligible to participate in the Nonemployee Director Equity Plan. The Nonemployee Director Equity Plan provides for the grant of stock options, stock appreciation rights, restricted shares or units or other stock-based awards to non-employee directors. The Board administers the Nonemployee Director Equity Plan and has the discretionary authority to make all award decisions under the Plan. At the meeting of the Board of Directors held on February 2, 2011, the Board of Directors awarded each eligible director an award of 2,088 restricted stock units having a value of approximately $80,000 based on the closing price of the Company's common stock on the award date. Under the current policy of the Board, each new director receives an award of restricted stock units having a value of $50,000.

        All restricted stock units awarded to eligible directors are fully vested and will be paid in Shares of Company common stock after the director ceases to serve as a member of the Board, or if earlier, upon a change in control of the Company.

        The Company also maintains the Deferred Compensation Plan for Non-Employee Directors. Under the Deferred Compensation Plan, each non-employee director of the Company is entitled to defer up to 100% of the cash fees otherwise payable to him or her. Each participant can direct the "deemed investment" of his or her account among the different investment funds offered by the Company from time to time. The investment options include (i) a fixed rate fund and (ii) Share equivalent units. All amounts credited to a participant's account under the Deferred Compensation Plan are 100% vested and generally will be paid or commence to be paid after the participant terminates service as a director. At the participant's election, payments can be made in a lump sum or in quarterly installments. Payments under the Deferred Compensation Plan are made in cash from the Company's general assets. For the period January 1, 2011 to December 31, 2011, the fixed rate fund accrued interest at five and one-half percent (5.5%) per annum and the aggregate interest accrued for all participants in the Deferred Compensation Plan was $19,429.

        The Board of Directors has adopted stock ownership guidelines for non-employee directors. The guidelines require each non-employee director to own Shares, restricted stock units and Share equivalent units under the Deferred Compensation Plan having a market value equal to $175,000 within five years of his or her becoming a director. Once the required market value ownership level is achieved, no further purchases are required in the event the value of the Shares held by a director fall below $175,000 due solely to a decrease in the market value of the Shares. All of the directors owned as of December 31, 2011 the number of Shares, restricted stock units and Share equivalent units required by the ownership guidelines.

        The Company does not make payments (or have any outstanding commitments to make payments) to director legacy programs or similar charitable award programs.

        The following table summarizes the compensation paid to Mr. Munn, the Lead Director, and each other non-employee director for his or her service to the Board and its committees during 2011:

Director Compensation Table

Name	Fees Earned or Paid in Cash($)(2)	Stock Awards ($)(3)	Option Awards(4)	Nonqualified deferred compensation earnings ($)(5)	Total($)

Robin J. Adams	$87,500	$80,000	$0	$0	$167,500

Robert G. Bohn	$90,000	$80,000	$0	$0	$170,000

Robin S. Callahan	$102,500	$80,000	$0	$0	$182,500

Paul J. Choquette, Jr.(1)	$65,000	$0	$0	$3,288	$68,288

Terry D. Growcock	$80,000	$80,000	$0	$0	$160,000

Stephen P. Munn	$300,000	$0	$0	$0	$300,000

Gregg A. Ostrander	$87,500	$80,000	$0	$0	$167,500

Lawrence A. Sala	$97,500	$80,000	$0	$0	$177,500

Magalen C. Webert	$72,500	$80,000	$0	$0	$152,500

(1)
Mr. Choquette retired from the Board of Directors on the date of the 2011 Annual Meeting in accordance with the Board's retirement policy. Because Mr. Choquette retired in 2011, he received an award of cash, in lieu of a restricted stock unit award, prorated for his period of service during 2011 through his retirement date.

(2)
The following directors received all or a portion of their annual fee in Shares: Mr. Adams—900 Shares; Mr. Bohn—900 Shares, and Mr. Ostrander—450 Shares.

(3)
The value of the awards shown in the table is equal to the grant date fair value of the restricted stock units awarded to the directors in 2011 computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (excluding any effect of estimated forfeitures). Note 6 to the Company's consolidated financial statements included in the 2011 Annual Report on Form 10-K contains more information about the Company's accounting for stock-based compensation arrangements, including the assumptions used to determine the grant date fair value of the awards.

(4)
As of February 29, 2012, the directors listed in the Director Compensation Table (other than Mr. Choquette who was not a member of the Board of Directors on February 29, 2012) held options to acquire Shares granted to them under the Company's stock-based compensation plans, all of which are fully vested and exercisable, as follows:

	Grant Date	Option Exercise Price	Total Outstanding

Mrs. Callahan	02/04/04	$28.535	2,000
	02/02/05	$32.09	2,000
	05/04/05	$36.40	2,000
	02/08/06	$34.43	4,000
	02/07/07	$41.87	4,000

Total			14,000

Mr. Sala	11/06/02	$20.00	4,000
	02/05/03	$20.03	2,000
	02/04/04	$28.535	2,000
	02/02/05	$32.09	2,000
	05/04/05	$36.40	2,000
	02/08/06	$34.43	4,000
	02/07/07	$41.87	4,000

Total			20,000

Mrs. Webert	02/05/03	$20.03	2,000
	02/04/04	$28.535	2,000
	02/02/05	$32.09	2,000
	05/04/05	$36.40	2,000
	02/08/06	$34.43	4,000
	02/07/07	$41.87	4,000

Total			16,000

(5)
The amount shown represents the portion of interest credited on fees deferred under the Company's Deferred Compensation Plan for Non-Employee Directors that is considered above market under the proxy disclosure rules of the Securities and Exchange Commission. In 2011, the deferred fees accrued interest at five and one-half percent (5.5%). The above market portion is the amount of interest credited under the Plan that exceeded 4.58% (120% of the long-term applicable federal rate under the Internal Revenue Code for January 2011, compounded quarterly).

F. Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than ten percent (10%) of the Company's equity securities, to file reports of security ownership and changes in such ownership with the Securities and Exchange Commission (the "SEC"). Executive officers, directors and greater than ten-percent beneficial owners also are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon a review of copies of such forms and written representations from its executive officers and directors, the Company believes that all Section 16(a) filing requirements were complied with on a timely basis during and for 2011.

G. Corporate Governance Matters

        Board Leadership Structure.    Mr. Roberts, as Chairman, leads the Board of Directors. Mr. Roberts is also the Chief Executive Officer of the Company. The Board of Directors believes that having Mr. Roberts serve as both Chairman of the Board of Directors and Chief Executive Officer shows management and all others who may deal with the Company that Mr. Roberts has full discretionary power and authority to lead the Company. Separating the roles of Chairman and Chief Executive Officer could create the perception that the Company has multiple leaders and weaken the Company's ability to develop and implement strategy.

        The Board of Directors does not believe that having Mr. Roberts serve as both Chairman and Chief Executive Officer adversely affects the independence of the Board. Currently, all of the Company's directors (other than Mr. Roberts) and each member of the Audit, Compensation and Corporate Governance and Nominating Committees meet the independence requirements of the New York Stock Exchange. Therefore, independent directors directly oversee such critical matters as the integrity of the Company's financial statements, the compensation of executive management, the selection and evaluation of directors and the development and implementation of the Company's corporate governance policies and structures. In addition, the Compensation Committee conducts an annual performance review of Mr. Roberts and, based upon this review, approves his compensation, including base salary, annual incentive and equity compensation.

        The Board of Directors acknowledges that independent Board leadership is important, and for this reason, the Board has appointed a Lead Director, whose duties closely parallel the role of an independent Chairman of the Board of Directors, to ensure an appropriate level of independent oversight for Board of Director decisions. Mr. Munn, the current Lead Director, has the following responsibilities: (i) chair all meetings of the Board of Directors at which the Chairman is not present and all executive sessions of the Board of Directors; (ii) liaise between the Chairman and independent directors; (iii) consult with the Chairman concerning (a) information to be sent to the Board of Directors, (b) meeting agendas, and (c) meeting schedules to ensure appropriate time is provided for all agenda items; (iv) call meetings of independent directors as required; and (v) be available when appropriate for consultation, including shareholder communications. In addition, the independent directors meet in executive session at every regularly scheduled meeting of the Board of Directors. The Board of Directors believes that the existence of a Lead Director, the scope of the Lead Director's responsibilities and the regularly scheduled executive sessions of the independent directors all support strong corporate governance principles and allow the Board to effectively fulfill its fiduciary responsibilities to shareholders.

        Role in Risk Oversight.    Risk management is a significant component of management's annual strategic and operating planning processes. The Company has adopted an enterprise risk management program to identify and mitigate enterprise risk. Under the program, each operating business is required to identify risks to its business and prepare a detailed plan to mitigate those risks. The division presidents present the plans to executive management as part of their strategic and operating plans. Over the course of each fiscal year, the division presidents provide similar presentations to the Board of Directors at the meetings covering the Company's business plans.

        At its meeting in December 2009, the Compensation Committee of the Board reviewed and discussed a report prepared by the Compensation Committee's compensation consultant regarding the relationship between the Company's compensation practices and risk. After reviewing and discussing the report, the Compensation Committee concluded that the Company's compensation practices are not reasonably likely to have a material adverse effect on the Company and do not encourage inappropriate risk taking. The Committee's conclusion was based on the following:

  •
  Annual cash bonuses are capped at 200% of base salary for the Chief Executive Officer and at 150% of base salary for the other named executive officers. These caps are in line with competitive practice and ensures there is an appropriate balance between base salary and performance-based incentive compensation.

  •
  Annual cash bonuses are based on multiple balanced performance metrics.

  •
  The threshold, target and maximum performance levels for each of the annual cash bonus performance metrics are based on prior year performance adjusted to reflect the current year Company business plan that has been reviewed and approved by the Board of Directors and general market expectations. The Company's Chief Financial Officer actively participates in the Compensation Committee meetings during which the performance levels are set and the performance results are verified.

  •
  The annual cash bonus payout curve from threshold to maximum is a straight line (linear) progression.

  •
  The target grant value of the Company's long-term, stock based awards are also fixed at 300% of base salary for the Chief Executive Officer and 150% of base salary for the other named executive officers. These fixed target grant values are in line with competitive practice.

  •
  The stock based awards include an equally-weighted mix of stock options and restricted stock that are subject to longer term, three year vesting periods and performance shares that are earned over a three year performance period.

  •
  The Compensation Committee has adopted a stock ownership policy that requires significant stock ownership by the Company's executives.

  •
  The Company has adopted guiding principles that govern plan design. The compensation programs are documented, communicated and monitored on a consistent basis.

The Compensation Committee will conduct similar assessments of the relationship between the Company's compensation practices and risk periodically and in connection with the adoption of any new material compensation programs or any material changes to existing compensation programs.

        Independence.    The Board recognizes the importance of director independence. Under the rules of the New York Stock Exchange, to be considered independent, the Board must determine that a director does not have a direct or indirect material relationship with the Company. Moreover, a director will not be independent if, within the preceding three (3) years: (i) the director was employed by the Company or receives $100,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service; (ii) the director was a partner of or employed by the Company's independent auditor; (iii) the director is part of an interlocking directorate in which an executive officer of the Company serves on the compensation committee of another company that employs the director; (iv) the director is an executive officer or employee of another company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company's consolidated gross revenues; or (v) the director had an immediate family member in any of the categories in (i)—(iv).

        The Board has determined that eight (8) of the Company's nine (9) directors are independent under these standards. The independent directors are as follows: Robin J. Adams, Robert G. Bohn, Robin S. Callahan, Terry D. Growcock, Stephen P. Munn, Gregg A. Ostrander, Lawrence A. Sala, and Magalen C. Webert. Mr. Munn, the current Lead Director, was employed as an executive officer of the Company and served as Chairman of the Board through June 25, 2007. Mr. Munn became an independent director under the Board's director independence standards as of June 26, 2010, three (3) years after his retirement from employment with the Company.

        The other director, David A. Roberts, is the Company's Chairman, President and Chief Executive Officer.

        In addition, each of the directors serving on the Audit, Compensation and Corporate Governance and Nominating Committees are independent under the standards of the New York Stock Exchange.

        Related Party Transactions.    The Board has adopted a policy concerning the review, approval and monitoring of transactions involving the Company and "related persons" (directors and executive officers or their immediate family members, or shareholders owning five percent (5%) or greater of the Company's outstanding Shares). The policy covers any transaction exceeding $120,000 in which the related person has a direct or indirect material interest. Related person transactions must be approved by the Corporate Governance and Nominating Committee which will approve the transaction only if it determines that the transaction is in the best interests of the Company.

        In 2011, in accordance with the requirements of the related party transaction policy, the Corporate Governance and Nominating Committee reviewed the fleet management services Emkay Incorporated provides to Carlisle Construction Materials. The Company paid Emkay a management fee of approximately $44,000 and reimbursed Emkay for pass-through costs, such as fuel, taxes and vehicle depreciation, for Emkay's services, which in total exceeded $120,000. Emkay has provided fleet management services as a preferred vendor to Carlisle Construction Materials since 1997. A brother-in-law of Mr. Roberts (the Company's Chairman, President and Chief Executive Officer) is a senior officer and more than ten percent owner of Emkay Incorporated. The Corporate Governance and Nominating Committee reviewed all of the material facts related to the services provided by Emkay and ratified all transactions that occurred during 2011. The Corporate Governance and Nominating Committee will continue to review annually the Company's business relationships with Emkay.

        Meetings of Independent Directors.    At the conclusion of each of the regularly scheduled Board meetings, the independent directors of the Board meet in executive session without management. The Lead Director presided at each executive session.

        Statement of Corporate Governance Guidelines and Principles.    The Company has adopted a Statement of Corporate Governance Guidelines and Principles and has published the Statement on its website: www.carlisle.com. The Company will provide without charge a copy of the Statement to any shareholder upon written request mailed to the attention of the Company's Secretary at 13925 Ballantyne Corporate Place, Suite 400, Charlotte, North Carolina 28277.

        Charters.    The Company has adopted Charters for each of its Audit, Compensation and Corporate Governance and Nominating Committees and has published the Charters on its website: www.carlisle.com. The Company will provide without charge a copy of the Charters to any shareholder upon written request mailed to the attention of the Company's Secretary at 13925 Ballantyne Corporate Place, Suite 400, Charlotte, North Carolina 28277.

        Code of Ethics.    The Company's Business Code of Ethics is published on its website: www.carlisle.com. The Company will provide without charge a copy of the Business Code of Ethics to any shareholder upon written request mailed to the attention of the Company's Secretary at 13925 Ballantyne Corporate Place, Suite 400, Charlotte, North Carolina 28277.

        Communications with Board of Directors.    Any interested party may communicate with the Board of Directors or with the non-management directors as a group by writing to the Company's Secretary at Carlisle Companies Incorporated, 13925 Ballantyne Corporate Place, Suite 400, Charlotte, North Carolina 28277, Attention: Secretary. Any written communication will be forwarded to the Board for its consideration.

        Directors are not required to attend the Company's Annual Meeting of Shareholders. However, all directors other than Mrs. Webert attended last year's Annual Meeting. All directors are planning to attend the 2012 Annual Meeting.

        Nomination Process.    At its February, 2003 meeting, the Board established a Corporate Governance and Nominating Committee. All directors serving on the Committee are "independent" under the standards established by the New York Stock Exchange.

        As more fully described in its Charter, the Corporate Governance and Nominating Committee assists the Board by identifying individuals qualified to be directors and recommending such individuals be nominated by the Board for election to the Board by the shareholders. Director nominees should possess the highest personal and professional integrity, ethics and values, and be committed to representing the long-term interests of the Company's shareholders. Nominees should also have outstanding business, financial, professional, academic or managerial backgrounds and experience. Each nominee must be willing to devote sufficient time to fulfill his or her duties, and should be committed to serve on the Board for an extended period of time. Prior to accepting an invitation to serve on another public company board, directors must advise the Corporate Governance and Nominating Committee and the Committee will determine whether such service will create a conflict of interest and/or prevent the director from fulfilling his or her responsibilities.

        The Corporate Governance and Nominating Committee has not adopted a policy with regard to the consideration of diversity in identifying director nominees. However, the Committee values what diversity brings to the Board of Directors and has consistently included diversity as a desired qualification when conducting searches for director nominees. The Committee's emphasis on diversity has produced a Board of Directors with broad diversity in qualifications and two female members.

        The source of director candidates may include: other directors, management, third-party search firms and security holders. Security holders may submit director recommendations to the Corporate Governance and Nominating Committee by writing to the Company's Secretary at Carlisle Companies Incorporated, 13925 Ballantyne Corporate Place, Suite 400, Charlotte, North Carolina 28277, Attention: Secretary. The writing should include whatever supporting material the security holder considers appropriate and should address the director nominee characteristics described in the immediately preceding paragraph and must be received at least 120 days prior to the applicable Annual Meeting. The Company has not retained a third-party search firm to identify candidates at this time, but may do so in the future in its discretion.

 EXECUTIVE OFFICER
COMPENSATION DISCUSSION AND ANALYSIS

        This section contains an in-depth description and analysis of the Company's executive compensation policies and practices and the compensation earned by the Company's most senior executives (referred to as "named executives" in this section) under those policies and practices. The Compensation Committee of the Board of Directors administers the Company's compensation policies and practices for all executive officers of the Company, including the named executives.

        As you review this section, you will see that the Compensation Committee has adopted compensation policies and practices that (i) link pay and performance—with Company executives having the opportunity to earn substantial compensation over and above their base salaries based on the Company's performance or the market value of the Company's Common Stock, (ii) align the interests of the Company's executives and shareholders, (iii) are transparent and easy to communicate to the Company's executives and shareholders, and (iv) provide a valuable retention tool for key executive talent.

A. Executive Summary

        The 2011 fiscal year was the fourth year since the Compensation Committee fundamentally changed the Company's executive compensation program from a largely discretionary program to a more structured, formula-based program. The new program established a direct link between pay and performance by establishing objective performance targets in key financial areas and awarding annual incentive compensation based on the performance level achieved. In 2010, the Committee further strengthened the link between pay and performance and executive and shareholder interests by including performance shares in the stock-based awards made under the program. The performance shares will be earned based on the total return to the Company's shareholders (share appreciation plus dividends) relative to the total shareholder return of the companies comprising the S&P 400 MidCap Index® over a three year performance period.

        The Compensation Committee believes the changes to the executive compensation program and the successful completion and integration of several strategic acquisitions have resulted in improved Company performance (as measured by the Company's 2011 annual incentive performance measures) and increased value for Company shareholders as shown in the following tables:

Annual Incentive Performance Measures

	2011	2010	Percentage Change

Sales	$3.225 billion	$2.596 billion	23.4%

Net Earnings	$181.8 million	$142.3 million	25.3%

Global Sales	$611.2 million	$407.9 million	47.2%

EBIT Margin	8.5%	8.2%	0.4%

Working Capital as a % of Sales	22.5%	22.8%	(0.8)%

Share Price Performance

Benchmark	2011 Return	2009 - 2011 Return

S&P 500 Index®	0.0%	39.2%

S&P 400 MidCap Index®	(3.1)%	63.3%

General Industry Peer Group Index*	(10.2)%	26.3%

Carlisle	11.5%	114.0%

*
The members of the General Industry Peer Group Index are Cooper Industries, Ltd., Crane Co., Danaher Corp., Dover Corp., Emerson Electric Co., General Electric, Harsco Corp., Illinois Tool Works Inc., Ingersoll-Rand Co., Ltd., ITT Corp., Parker Hannifin Corp., Pentair, Inc., Roper Industries, Inc., SPX Corp., Teleflex Inc., Textron Inc., and United Technologies Corp.

        At the 2011 Annual Meeting, the Company's shareholders had the opportunity for the first time to provide feedback to the Company's Board of Directors in the form of an advisory vote on the Company's executive compensation program (the "say-on-pay vote"). Over 90% of the Shares voted at the 2011 Annual Meeting were cast in favor of a resolution approving the compensation earned by the named executive officers under the program in 2010. Because of the strong support the executive compensation program received at the 2011 Annual Meeting, the Compensation Committee did not make significant changes in the principal features of the executive compensation program during 2011. As described in this section, the Compensation Committee took the following compensation actions in 2011 with respect to the named executives:

  •
  Increased the 2011 base salaries of the named executive officers on average by 7.4% in line with market conditions, as described on page 21;

  •
  Paid near maximum 2011 annual incentive awards, as described on pages 22 through 24;

  •
  Issued a long-term incentive compensation award, as described on pages 24 through 26; and

  •
  Amended the Company's retirement program to provide an additional Company matching contribution under a supplemental savings plan to Company executives, as described on page 27.

        The Compensation Committee amended the Company's supplemental savings plan to add a Company matching contribution feature in response to a finding by the consultant to the Committee that the retirement benefits provided to most Company executives were significantly lower than the competitive market. The amended plan will become effective in 2012.

        The Company's shareholders will again have the opportunity to provide feedback to the Board of Directors on the Company's executive compensation program through the say-on-pay vote at the 2012 Annual Meeting. The Compensation Committee encourages all Company shareholders to carefully review this section and the disclosure tables that follow this section prior to casting their votes on the 2012 say-on-pay proposal.

B. Roles of Compensation Committee, Compensation Consultant and Executive Officers in Determining Executive Compensation

        The Compensation Committee renewed its engagement of Towers Watson as the executive compensation consultant to the Committee for 2011. Towers Watson provides no services to the Company or its management other than services related to the Company's executive and non-employee director compensation programs.

        In 2011, Towers Watson (i) conducted a competitive market assessment of the total direct compensation provided to the Company's executive offices, (ii) reviewed and proposed changes to the retirement benefits provided to the Company's executives in light of market findings and (iii) provided an update on recent legislative and regulatory developments involving executive compensation. Towers Watson presented the results of its reviews and recommendations to the Compensation Committee at its September and December 2011 meetings.

        The Compensation Committee also receives input from Company management in connection with the administration of the Company's executive compensation program. Mr. Roberts, the Company's Chairman, President and Chief Executive Officer, recommended base salary increases for the named executive officers, and the Compensation Committee approved that recommendation. In addition, Mr. Roberts made recommendations to the Compensation Committee about the performance measures to be used for determining the 2011 annual incentive compensation awards, the threshold, target and maximum performance levels for the performance measures and the weighting of each performance measure. For 2011, Mr. Roberts recommended no changes in the performance measures or their relative weightings. The Compensation Committee approved his recommendation.

        Mr. Ford, the Company's Chief Financial Officer, provided information and analysis to the Compensation Committee about the financial performance of the Company for the 2011 fiscal year and each of the Company's operating businesses for which a named executive officer was responsible. The Compensation Committee used the information and analysis provided by Mr. Ford in determining the annual incentive compensation awards earned by the executives for 2011.

C. Philosophy and Material Elements of Executive Compensation Program

        The material elements of the total direct compensation provided to executives under the Company's program are (i) base salary, (ii) a target annual cash bonus opportunity expressed as a percentage of each executive's base salary and (iii) a long-term, stock-based award, the expected value of which is also expressed as a percentage of base salary. While each element of compensation paid to executive officers is significant, the annual cash bonus and long-term, stock-based awards have the potential to be the largest amounts of the total compensation paid to executive officers.

        The following table shows the guiding principles for the Company's executive compensation program and how the program complies with these principles:

Principle	How the Program Complies

Provide competitive compensation opportunities.

•

Total pay is targeted at the median of general industry companies similar in size to the Company.

•

Above target performance results in above median pay; below target performance results in below median pay.

Reward performance that is consistent with key strategic and shareholder goals.

•

Annual incentive plan incorporates earnings and other financial measures aligned with shareholder interests.

•

Performance share awards incorporate total shareholder return as a performance measure.

•

Inappropriate risk taking is not encouraged.

Balance performance measures and, where appropriate, emphasize overall corporate, operating business and division performance.	Annual incentive plan incorporates corporate and operating business and division level performance measures.

Serve as a retention tool for key executive talent, provide a balance of liquidity and reward executives for superior performance.

•

Program provides a mix of base salary, annual incentives tied to performance and stock-based awards with vesting restrictions.

•

Performance share awards incorporate total shareholder return as a performance measure.

Transparent, simple to administer and easy to communicate.	Formula based structure includes pre-set performance measures, weightings and timing.

Compensation Benchmarking

        The Compensation Committee periodically benchmarks executive compensation to ensure the compensation provided to Company executive officers is reasonable and competitive with the market. In 2011, the Compensation Committee engaged Towers Watson to analyze the competitiveness of the total direct compensation for a group of twelve senior executives, including all the named executive officers. Compensation was last benchmarked in 2007.

        Towers Watson analyzed the effectiveness of the Company's executive pay program by determining whether the program provides total direct compensation in accordance with principles of the Company's executive compensation program. For purposes of its analysis, Towers Watson used data from a large group of 321 general industry companies in the 2010 Towers Watson Executive Compensation Database to develop market compensation rates. The companies in the database had revenues of one-half to two times the Company's revenue and are listed in Exhibit C to this Proxy Statement. The Compensation Committee believes the broad group of companies provided a reliable source of market information that was not unduly influenced by the practices of one or two companies. Towers Watson concluded that the Company's compensation program is delivering compensation to the Company's executives within the program's guiding principles and the retirement benefits provided to senior executive officers are below the competitive market level.

Base Salaries

        Base salaries provide a baseline level of compensation to executive officers. Base salaries are not linked to the performance of the Company, because they are intended to compensate executives for carrying out the day-to-day duties and responsibilities of their positions.

        The Compensation Committee reviews and adjusts base salary levels each year. During the review and adjustment process, the Compensation Committee considers:

  •
  the duties and responsibilities of each executive officer position;

  •
  the executive officer pay relative to the base salaries of senior officers and other employees of the Company; and

  •
  whether the base salary levels are competitive, based on a comparison of the current base salary with the market base salary.

        In February 2011, the Committee approved base salary increases for the named executives as follows:

Executive	2010 Base Salary	2011 Base Salary	% Increase

Mr. Roberts	$978,500	$1,037,200	6.0%

Mr. Ford	$425,000	$442,000	4.0%

Mr. Altmeyer	$597,400	$621,300	4.0%

Mrs. Lowe	$400,000	$412,000	3.0%

Mr. Koch	$309,000	$370,800	20.0%

        The general Company-wide base salary adjustments in 2011 averaged 3.0% for all employees. The base salaries for Messrs. Roberts, Ford, Altmeyer and Koch were increased by more than 3.0% in recognition of the strong financial performance in 2010 of the Company (in the case of Messrs. Roberts and Ford), Carlisle Construction Materials (in the case of Mr. Altmeyer) and Carlisle Brake and Friction (in the case of Mr. Koch).

        The Committee also reviewed base salaries in December 2011 following the Committee's review of Towers Watson's benchmarking analysis and approved increases for the named executives as follows effective for the 2012 fiscal year:

Executive	2011 Base Salary	2012 Base Salary	% Increase

Mr. Roberts	$1,037,200	$1,100,000	6.0%

Mr. Ford	$442,000	$560,000	27.0%

Mr. Altmeyer	$621,300	$650,000	5.0%

Mrs. Lowe	$412,000	$425,000	3.0%

Mr. Koch	$370,800	$425,000	15.0%

        Mr. Ford received a larger base salary increase to cause his compensation to equal the market median determined by the compensation benchmarking process described above and to reflect the further expansion of the duties and responsibilities for his positions as Chief Financial Officer and General Counsel of the Company. Mr. Koch received a larger base salary increase in recognition of the exceptional 2011 financial performance of Carlisle Brake and Friction and the growth of that business.

2011 Annual Incentive Compensation Awards

        The Company's executive officers earned annual incentive compensation under the program for 2011 based on the Company's performance compared to pre-established performance measures.

        The Compensation Committee first established a target annual incentive award expressed as a percentage of each named executive's base salary. The 2011 target awards were set at the same level as the 2010 target awards—100% of base salary for the Chief Executive Officer and 75% of base salary for the other named executives.

        The Compensation Committee then selected the performance measures on which the 2011 annual incentive awards would be based. The measures for the 2011 annual incentive awards to Mr. Roberts, Chief Executive Officer and Mr. Ford, Chief Financial Officer were the Company's consolidated (i) sales, (ii) global sales, (iii) earnings, (iv) EBIT margin and (v) working capital as a percentage of sales. The measures adopted for the 2011 annual incentive awards for each of the other named executives were (i) sales, (ii) global sales, (iii) EBIT margin and (iv) working capital as a percentage of sales, in each case, of the business for which the executive has responsibility and the Company's consolidated earnings. There was no change in the performance measures or their relative weightings from 2010 to 2011. The Compensation Committee believes that each of these performance measures tracks whether the Company and its core businesses are operating efficiently and with a view toward long-term, sustainable growth in the United States and abroad. The Compensation Committee believes that superior performance under these measures will ultimately benefit Company shareholders through increased profits, dividends and Share value.

        Finally, the Compensation Committee established threshold, target and maximum levels of performance for each of the measures and determined that 50% of the target annual incentive award would be paid for threshold level performance, 100% of the target annual incentive award would be paid for target level performance and 200% of the target annual incentive award would be paid for performance at or above the maximum level. Under the program adopted by the Compensation Committee, the Company's performance under each of the measures was independently determined from the other measures, so that an annual incentive award was determined for the actual level of performance under each measure. The annual incentive awards under each measure were combined to determine each named executive's aggregate annual incentive award for 2011.

        The Compensation Committee approved threshold, target and maximum performance levels in December 2010 based on the Company's 2010 actual performance which was then adjusted to reflect the 2011 operating plan presented to the Board of Directors and general market expectations. In general, the 2011 target performance levels were set at 105% of 2010 actual performance. The following tables show the threshold, target and maximum performance levels for each of the performance measures established by the Compensation Committee for 2011 as well as the Company's actual performance in 2011 and 2010.

        The performance levels and measures are based on the Company's continuing operations except that for purposes of calculating EBIT margin at Carlisle Construction Materials ("CCM"), the Compensation Committee approved the exclusion of expenses relating to the following operation and facility closures, each of which was determined to be non-recurring, beneficial to CCM and not anticipated at the time the 2011 performance goals were established: (i) $3.635 million to close the Carlisle Energy Services operation, and (ii) $0.955 million to close Insulfoam plants located in Fife, WA, Phoenix, AZ and Marlin, TX as well as costs associated with the related expansion/relocation of Insulfoam operations in Smithfield, PA.

 Consolidated Company Performance Measures
Used for 2011 Annual Incentive Awards to Mr. Roberts and Mr. Ford

	Performance Levels Established by the Compensation Committee			Actual Performance
Performance Measure	Threshold	Target	Maximum	2011	2010

Sales (35% weighting)	$2.622 billion	$2.898 billion	$3.174 billion	$3.225 billion	$2.596 billion

Earnings (35% weighting)	$141.3 million	$156.1 million	$171.0 million	$181.8 million	$142.3 million

Global Sales (10% weighting)	$440.8 million	$462.8 million	$506.9 million	$611.2 million	$407.9 million

EBIT Margin (10% weighting)	7.7%	8.2%	8.7%	8.5%	8.2%

Working Capital as a % of Sales (10% weighting)	23.7%	22.7%	20.7%	22.5%	22.8%

Carlisle Construction Materials ("CCM") Performance Measures
Used for 2011 Annual Incentive Award to Mr. Altmeyer

	Performance Levels Established by the Compensation Committee			Actual Performance
Performance Measure	Threshold	Target	Maximum	2011	2010

CCM EBIT Margin (25% weighting)	12.0%	13.0%	14.0%	12.3%	13.0%

CCM Sales (25% weighting)	$1.162 billion	$1.285 billion	$1.407 billion	$1.484 billion	$1.224 billion

CCM Working Capital as a Percentage of Sales (20% weighting)	19.8%	18.8%	16.8%	18.8%	18.8%

CCM Global Sales (10% weighting)	$105.3 million	$110.6 million	$121.1 million	$161.6 million	$105.3 million

Consolidated Earnings (20% weighting)	$141.3 million	$156.1 million	$171.0 million	$181.8 million	$142.3 million

Carlisle FoodService Products ("CFS") Performance Measures
Used for 2011 Annual Incentive Award to Mrs. Lowe*

	Performance Levels Established by the Compensation Committee			Actual Performance
Performance Measure	Threshold	Target	Maximum	2011	2010

CFS EBIT Margin (25% weighting)	12.0%	13.0%	14.0%	5.6%	10.2%

CFS Sales (25% weighting)	$226.9 million	$250.7 million	$274.6 million	$235.8 million	$238.8 million

CFS Working Capital as a Percentage of Sales (20% weighting)	21.5%	20.5%	18.5%	19.9%	20.5%

CFS Global Sales (10% weighting)	$26.4 million	$27.7 million	$30.4 million	$28.9 million	$26.4 million

Consolidated Earnings (20% weighting)	$141.3 million	$156.1 million	$171.0 million	$181.8 million	$142.3 million

*
Mrs. Lowe was promoted to President of Carlisle FoodService Products on August 1, 2011. Her annual incentive award was based on participating in the Corporate annual incentive plan for seven months (see first table above) and 5 months of participation in the incentive program for CFS.

 Carlisle Brake and Friction ("CBF") Performance Measures
Used for 2011 Annual Incentive Award to Mr. Koch

	Performance Levels Established by the Compensation Committee			Actual Performance
Performance Measure	Threshold	Target	Maximum	2011	2010

CBF EBIT Margin (25% weighting)	12.0%	13.0%	14.0%	16.3%	7.7%

CBF Sales (25% weighting)	$343.3 million	$379.5 million	$415.6 million	$473.2 million	$361.4 million

CBF Working Capital as a Percentage of Sales (20% weighting)	24.3%	23.3%	21.3%	22.3%	23.3%

CBF Global Sales (10% weighting)	$133.6 million	$140.3 million	$153.6 million	$196.9 million	$133.6 million

Consolidated Earnings (20% weighting)	$141.3 million	$156.1 million	$171.0 million	$181.8 million	$142.3 million

        Based on the performance measures established by the Compensation Committee for 2011 and the Company's actual performance, the named executives earned 2011 annual incentive awards as follows:

Executive	2011 Annual Incentive Award ($)(1)	2011 Annual Incentive Award (% of base salary)	2011 Annual Incentive Award (% of target incentive award)

Mr. Roberts	$1,957,800	189%	189%

Mr. Ford	$625,700	142%	189%

Mr. Altmeyer	$681,400	110%	146%

Mrs. Lowe	$489,300	119%	158%

Mr. Koch	$528,300	142%	190%

(1)
These amounts are also reported in the "Non-Equity Plan Incentive" column of the Summary Compensation Table on page 31.

2011 Long-Term, Stock-Based Awards

        The Compensation Committee makes annual stock-based awards one time each year at the Committee's regularly-scheduled February meeting. All stock-based awards are made under the Company's Executive Incentive Program which imposes certain restrictions, described below, on the terms of the awards.

        In February 2011, the Committee awarded stock options and restricted Shares to the named executives in the amount shown in the Grants of Plan Based Awards Table on page [33]. The number of Shares included in the 2011 awards was determined using a formula-based approach. First, the Compensation Committee established a target award opportunity, expressed as a percentage of base salary, for the named executives based on each executive's position and the market median long-term incentive award for that position. The Committee used the same target award opportunity for the 2011 awards as it used in 2009 and 2010: 300% of base salary for the Chief Executive Officer and 150% of base salary for the other named executives. In addition, the Committee awarded an additional $100,000 of restricted shares to Mr. Altmeyer in recognition of the financial performance of Carlisle Construction Materials in 2010.

        The Compensation Committee then determined the appropriate blend of the types of equity awards to be included in each named executive's stock-based award. In 2010, the Committee changed the blend of equity awards from stock options and time-vested restricted stock (each weighted 50%) to stock options, performance shares and time-vested restricted stock (each weighted 33 1/3%) and elected to use the same blend of stock-based awards in 2011 to support the Company's pay for performance programs and the alignment of executive and shareholder interests.

        The stock options awarded in 2011 will vest in equal annual installments over three years. The restricted stock awarded in 2011 will become vested upon the third anniversary of the award date.

        The performance shares awarded in 2011 will be earned based on the total return to the Company's shareholders (share appreciation plus dividend) relative to the total shareholder return of the companies comprising the S&P 400 MidCap Index(r) over the three year performance period ending December 31, 2013 in accordance with the following table:

Relative Total Shareholder Return	Percentage of Performance Shares Earned

Below 25th percentile	0%

25th percentile	50%

50th percentile	100%

75th percentile or above	200%

        If the Company's total shareholder return falls between the 25th and 50th percentile or between the 50th and 75th percentile, the number of performance shares earned will be determined by linear interpolation. Dividends will accrue during the three year performance period and will be paid on performance shares that are earned.

        The Company's 2011 total shareholder return of 11.5% resulted in a ranking for the year at the 71st percentile. Based on that percentile, approximately 184% of the performance shares awarded in 2011 would have been earned if the performance period had ended on December 31, 2011. The Company's 2010 through 2011 total shareholder return of 26.9% resulted in a ranking for the year at the 59th percentile. Based on that percentile, approximately 136% of the performance shares awarded in 2010 would have been earned if the performance period had ended on December 31, 2011.

        The market value of the Company's common stock was multiplied by a relative value factor for each type of award (i.e., $10.61 for each stock option and $38.31 for each restricted Share and performance share) to calculate the number of shares included in the awards. The relative value was based on the market price of the Company's common stock on the award date. The total expected value of each named executive was divided equally between stock options, restricted Shares and performance shares.

        The Committee included options in the awards to encourage the named executives to increase shareholder value over the term of the options. The Committee included restricted Shares in the awards not only to encourage the named executives to increase shareholder value but also to remain employed with the Company. The Committee added performance shares as an equally-weighted component of the stock-based awards to further link executive compensation to the performance of the Company and align the interests of the executives with the Company's shareholders.

        The Company's Executive Incentive Program contains certain restrictions on the terms of all stock-based awards. For example, all stock options must be granted with an option exercise price that is equal to or greater than the fair market value of the Shares on the date of award. The Program also expressly prohibits re-setting the option exercise price of stock options. These restrictions ensure that any options awarded under the Program will have value to the executives only if the market price of the Shares increases after the date of the award. The Program further requires that restricted Share awards must be subject to a restriction period of at least two (2) years during which the Shares are subject to a substantial risk of forfeiture and may not be transferred. Finally, the Program provides an annual limit on the size of awards. Currently no executive may receive in any one fiscal year period an award of options to acquire more than 200,000 Shares or an award of more than 60,000 performance-vested restricted Shares.

        The Compensation Committee has never manipulated the timing of stock-based awards to take advantage of non-public information. The Committee is aware that the February meeting during which it makes annual stock-based awards precedes the date the Company releases its fourth quarter and annual financial results. The Committee is also aware that the release will usually affect the market value of the Company's stock and the underlying value of the stock-based awards made to executives at the February meeting. The Committee believes that executives will not necessarily gain over the long run from the short term benefit of a positive release because the Company's stock price fluctuates over time and because all of the awards have multi-year vesting schedules and stock options have historically been held for several years prior to exercise. In addition, any gain from a positive benefit in some years will be offset by earnings releases in other years that negatively affect the market value of the Shares.

Stock Ownership Policy

        The Compensation Committee believes that ownership of the Company's common stock by executive officers aligns their interests with those of the Company's shareholders, enhances retention of executives by providing them an opportunity to accumulate a meaningful ownership interest in the Company and focuses executives on building shareholder value over the long term. Therefore, the Committee has maintained for several years a stock ownership policy for the Company's officers, including the named executives.

        The Compensation Committee reviewed the policy at its September and December 2010 meetings and approved the following changes to the policy:

  •
  Combine the separate Division President and Corporate Vice President ownership tiers into a single ownership tier that applies an ownership requirement of 25,000 Shares to all officers in this group who have an annual base salary of $240,000 or more. The Compensation Committee made this change to reflect the elimination of a level of Company management and to simplify the policy. This change resulted in an increase in the Share ownership requirement for most Division Presidents and Corporate Vice Presidents. The policy's Share ownership requirements after this change are:

Executive	Number of Shares

CEO	114,000

Division President or Corporate Vice President	25,000

  •
  Add a retention requirement under which an officer must retain at least one-half of the after-tax value realized from the vesting of restricted Shares, the exercise of options or the receipt of earned performance shares until the officer has satisfied the policy's Share ownership requirement.

The definition of ownership under the policy remains unchanged. Ownership includes Shares owned directly or under an employee benefit plan and all restricted shares. Ownership does not include any performance share awards or any Shares subject to stock options. As of December 31, 2011, all of the named executives were in compliance with the policy's Share ownership and retention requirements.

D. Retirement and Other Benefits

Retirement and Group Insurance Benefits

        The Company also provides retirement, health and welfare and other benefits to its executive officers. The Company sponsors the Employee Incentive Savings Plan (the "Savings Plan"), a tax-qualified Code Section 401(k) retirement savings plan, for the benefit of substantially all of its non-union employees, including the named executives. The Savings Plan encourages saving for retirement by enabling participants to save on a pre-tax basis and by providing Company matching contributions.

        The Company also sponsors the Retirement Plan for Employees of Carlisle Corporation (the "Retirement Plan"), a tax-qualified retirement plan, that provides retirement income to eligible employees following their retirement from the Company. The Pension Benefits Table on page 37 shows the lump sum present value of the annual annuity benefit earned by the named executives under the Retirement Plan for their credited service through December 31, 2011.

        Section 401(a)(17) of the Code limits the amount of annual compensation that tax-qualified plans like the Company's Savings Plan and Retirement Plan may take into account for purposes of determining contributions and benefits. The limit for 2011 was $245,000 and it is subject to adjustment annually for cost of living increases. For 2012, the limit will be $250,000. The Company maintains an unfunded supplemental pension plan to provide benefits to certain Retirement Plan participants whose benefits are limited by Section 401(a)(17) of the Code and to certain senior management employees who were employed on or after January 1, 2005 and are not eligible to participate in the Retirement Plan. The Pension Benefits Table on page 37 also shows the lump sum present value of the annual annuity benefit earned by the named executives under the supplemental plan.

        The benchmarking analysis Towers Watson conducted in 2011 concluded that the retirement benefits provided under the Company's Retirement and Savings Plans are below the competitive market primarily because the Company does not maintain a supplemental plan to make up for any Savings Plan benefits that are limited by Section 401(a)(17) of the Code or any other Code imposed benefit limits. In addition, the Towers Watson analysis noted that the Retirement Plan is not available to any executives employed on or after January 1, 2005 and this will cause the Company's retirement benefit program to fall further behind the competitive market over time. In response to these findings, the Compensation Committee approved a supplemental plan that will provide a Company matching contribution equal to 100% of the first 4% of base salary and annual incentive compensation deferred under the plan. The supplemental plan will become effective January 1, 2012.

        The named executives also participate in group health, life and other welfare benefit plans on the same terms and conditions that apply to other employees. The named executives do not receive better insurance programs, vacation schedules or holidays and perquisites are limited.

Employment Letter Agreement with Mr. Roberts

        In connection with the recruitment of Mr. Roberts to join the Company in 2007 as Chairman, President and Chief Executive Officer, the Company and Mr. Roberts negotiated the terms of his employment and entered into an employment letter agreement, dated June 5, 2007, that provides for the following compensation and benefits:

  •
  An annual base salary of not less than $900,000.

  •
  A severance benefit equal to two times the highest annual compensation payable to Mr. Roberts for either of the two years ending with the date of termination and full vesting of all stock options and restricted Share awards if Mr. Roberts is terminated by the Company for other than gross and willful misconduct or Mr. Roberts resigns for good reason (as defined in the employment letter agreement).

  •
  Participation in all employee benefit plans generally available to the Company's senior executives and reimbursement of reasonable tax preparation and financial planning expenses as well as the cost of an annual executive physical.

  •
  A benefit under the Company's Supplemental Pension Plan payable for Mr. Roberts' life if he continues employment with the Company until he retires.

  •
  Retiree medical and dental coverage for the life of Mr. Roberts and his wife.

        In 2011, the Compensation Committee reviewed the Supplemental Pension Plan benefit to be provided to Mr. Roberts. The Company amended the Supplemental Pension Plan in 2007 when Mr. Roberts was employed to provide Mr. Roberts a supplemental pension benefit equal to the projected pension benefit Mr. Roberts would have earned if he had remained with his prior employer. The projected benefit was based on retirement at age 65 and average annual compensation increases of 4.0% per year. Mr. Roberts' final projected compensation is higher than the 2007 compensation projection, and Mr. Roberts, with the full support of the Board of Directors, intends to remain employed until he attains age 67. In view of these factors, the Compensation Committee approved an amendment to the supplemental pension plan to increase the Supplemental Pension Plan benefit to be provided to Mr. Roberts by $150,000 per year provided Mr. Roberts remains employed through age 67. In addition to his continued service through age 67, the $150,000 increase was based on a projected annual base salary increase of 4.0% per year and target annual incentive awards. The Committee believes the amendment is consistent with the intent of the supplemental pension benefit the Company negotiated with Mr. Roberts when he was employed and provides a retention incentive for Mr. Roberts to remain employed with the Company through age 67.

Post-Termination of Employment Benefits

        The Company has not entered into an employment agreement with any executive officer that provides severance or other benefits following their resignation, termination, retirement, death or disability, except (i) for agreements with certain executive officers (including all of the named executives) that provide severance benefits in the event of a termination of their employment following a change of control of the Company (the "change in control agreements") and (ii) the previously-described employment agreement with Mr. Roberts. The change in control agreements provide that the executives will not, in the event of the commencement of steps to effect a change of control (defined generally as an acquisition of 20% or more of the outstanding voting Shares or a change in a majority of the Board of Directors), voluntarily leave the employ of the Company until the potential acquirer of the Company or control of the Company has terminated his or its efforts to effect a change of control or until a change of control has occurred. The Company believes that the change in control agreements protect the interests of the Company's shareholders by providing financial incentives to executives to represent the best interests of the Company and its shareholders during the periods immediately preceding and following a change of control.

        In the event of any termination of an executive's employment (including due to the executive's resignation) within three (3) years of a change of control (other than due to the executive's death or disability or after the executive attains age 65), each change in control agreement provides that the executive will be entitled to receive three years' compensation, including bonus, retirement benefits equal to the benefits the executive would have received had he or she completed three additional years of employment, continuation of all life, accident, health, savings, and other fringe benefits for three years, and relocation assistance. The three year benefit period is reduced if the executive terminates within three years of the date the executive would attain age 65. In addition, the agreements provide that the executive will become fully vested in all outstanding stock option and restricted Share awards and outstanding performance shares will be earned at the maximum level. If any payments to a named executive are considered excess "parachute payments"* and the amount of the excess is more than 15%, the Company is required to provide a tax gross up for the excise taxes the executive would be required to pay with respect to the payments.

        If the Company had terminated Mr. Roberts' employment for any reason other than gross and willful misconduct or Mr. Roberts had resigned for good reason, in either case as of December 31, 2011, Mr. Roberts would have received the following severance benefits in accordance with his employment letter agreement with the Company:

Severance Benefit	Stock Options(1)	Restricted Stock(2)	Performance Shares	Present Value of Supplemental Pension Plan Benefit(3)	Estimated Value of Retiree Medical Benefits	Total

$5,990,000	$2,959,006	$6,564,374	$0	$5,222,723	$187,883	$20,923,986

(1)
Value (based on the closing market price of the Company's common stock on December 30, 2011 of $44.30 per Share) of unvested in-the-money stock options that would become vested upon termination.

(2)
Value (based on the closing market price of the Company's common stock on December 30, 2011 of $44.30 per Share) of unvested shares of restricted stock that would become vested upon termination.

(3)
Present value of the Supplemental Pension Plan benefit that would become vested upon termination. Note 16 to the Company's consolidated financial statements included in the 2011 Annual Report on Form 10-K includes the valuation assumptions and other information relating to the Supplemental Pension Plan.

*
Section 280G of the Internal Revenue Code defines "parachute payments" as payments which (i) are compensatory in nature, (ii) are made to or for the benefit of a shareholder, officer or highly compensated individual, and (iii) are contingent on a change in ownership or effective control (or change in ownership of a substantial portion of assets) of a corporation. If the parachute payments have an aggregate present value of at least 3 times the average annual compensation earned by the recipient of the payment over the 5 years preceding the date of the change in control, the amount of the payments in excess of 1 times such average annual compensation are not deductible by the payor for federal income tax purposes and are subject to a 20% excise tax (payable by the recipient) in addition to regular income taxes.

        The following table shows the amounts that would have been payable to the named executives under the change in control agreements if a change of control of the Company had occurred on December 31, 2011 and the named executives' employment with the Company was terminated without cause immediately thereafter.

	Severance Benefit	Estimated Value of Continued Participation in Health and other Welfare Benefit Plans(1)	Stock Options(2)	Restricted Stock(3)	Performance Shares(4)	Present Value of Supplemental Pension Plan Benefit(5)	Excise Tax Gross-Up (Reduction in Payments)	Total

Mr. Roberts	$2,995,000	$187,883	$2,959,006	$6,564,374	$4,933,248	$5,222,723	$3,593,469	$26,455,703

Mr. Ford	$3,203,100	$30,000	$621,680	$1,170,628	$1,061,428	$179,717	$2,573,950	$8,840,503

Mr. Altmeyer	$3,908,100	$30,000	$909,276	$2,121,084	$1,492,024	$501,343	$0	$8,961,827

Mrs. Lowe	$2,703,900	$30,000	$618,349	$1,161,546	$994,092	$109,362	$1,458,728	$7,075,977

Mr. Koch	$2,697,300	$30,000	$357,748	$1,034,405	$695,510	$41,424	$1,590,299	$6,446,686

(1)
Under his employment letter agreement with the Company, Mr. Roberts is entitled to retiree medical and dental coverage for the life of Mr. Roberts and his wife if his employment is terminated without cause. The amount presented for Mr. Roberts is the estimated value of the retiree medical benefits. The amount presented for the other named executives is the estimated value of three years of continued participation in the Company's group health and other welfare benefit plans.

(2)
Value (based on the closing market price of the Company's common stock on December 30, 2011 of $44.30 per Share) of unvested in-the-money stock options that would become vested upon a change of control of the Company.

(3)
Value (based on the closing market price of the Company's common stock on December 30, 2011 of $44.30 per Share) of unvested shares of restricted stock that would become vested upon a change of control of the Company.

(4)
Value (based on the closing market price of the Company's common stock on December 30, 2011 of $44.30) of the maximum number of performance shares under all outstanding performance share awards.

(5)
Present value of the Supplemental Pension Plan benefit that would become vested upon termination after a change of control of the Company. Note 16 to the Company's consolidated financial statements included in the 2011 Annual Report on Form 10-K includes the valuation assumptions and other information relating to the Supplemental Pension Plan.

        From time to time, the Company enters into employment letter agreements with newly employed senior management employees. At its September meeting, the Compensation Committee directed the Company to include a general "claw-back" provision in future employments with management employees pending the issuance of regulations related to claw-back policies required under the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Internal Revenue Code Section 162(m)

        Section 162(m) of the Code limits the amount of compensation paid to the named executives (other than the Chief Financial Officer who is not subject to the Section 162(m) limitation) in any one fiscal year that may be deducted by the Company for federal income tax purposes. The deduction limitation is currently $1 million. "Performance-based compensation" paid under a plan that has been approved by the Company's shareholders is not subject to the deduction limitation.

        The Company's Executive Incentive Program has been approved by the Company's shareholders, and the compensation attributable to stock option and performance share awards under the program should qualify as "performance-based" compensation that is fully deductible and not subject to the Code Section 162(m) deduction limit. Compensation attributable to time-vested restricted Share awards under the program is subject to the deduction limit.

        The Company's shareholders have also approved the Senior Management Incentive Compensation Plan of Carlisle Companies Incorporated. All of the named executives participated in the Incentive Plan for 2011, and the annual incentive compensation awarded to the named executives under the Plan for 2011 should qualify as fully deductible "performance based" compensation.

        The Committee has not adopted a formal policy that requires all compensation paid to the named executives to be fully deductible.

E. Conclusion

        The Compensation Committee has reviewed all components of the Chief Executive Officer's and the named executives' compensation, including salary, bonus, equity and long-term incentive compensation, accumulated realized and unrealized stock option and restricted stock gains, the dollar value of all perquisites and other personal benefits as well as the Company's obligations under its pension plans. Based on this review, the Compensation Committee finds the Chief Executive Officer's and the named executives' total compensation, in the aggregate, to be reasonable and appropriately linked to the Company's performance. The Compensation Committee therefore recommends that shareholders vote "FOR" the say-on-pay proposal included as Proposal Two in this Proxy Statement.

F. Executive Officer Compensation Disclosure Tables

        Summary Compensation Table—This table shows the base salary, annual bonus and all other compensation paid to the named executives. The table also shows the grant date fair value of the stock and option awards made to the named executives and the increase in the present value of the retirement benefit of each named executive.

Name and Principal Position(s)	Year	Salary($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(2)	All Other Compensation ($)(3)	Total($)

David A. Roberts Chairman, President and Chief Executive Officer	2011	$1,037,200	$2,497,939	$1,037,021	$1,957,800	$2,004,592	$46,421	$8,580,973

	2010	$978,500	$2,419,125	$947,188	$1,331,100	$284,148	$48,970	$6,009,031

	2009	$950,000	$1,346,325	$936,000	$963,300	$517,364	$34,564	$4,747,553

Steven J. Ford Vice President, Chief Financial Officer and General Counsel	2011	$442,000	$532,340	$220,953	$625,700	$65,663	$15,128	$1,901,784

	2010	$425,000	$525,180	$205,700	$433,600	$59,988	$15,886	$1,665,354

	2009	$385,250	$268,244	$193,167	$293,000	$66,474	$13,797	$1,219,932

John W. Altmeyer Group President, Carlisle Construction Materials	2011	$621,300	$848,217	$310,608	$681,400	$122,217	$14,790	$2,598,532

	2010	$597,400	$738,296	$289,142	$641,700	$141,588	$9,800	$2,417,926

	2009	$580,000	$403,898	$290,839	$611,300	$144,214	$13,591	$2,043,842

Carol P. Lowe President, Carlisle FoodService Products	2011	$412,000	$495,897	$205,940	$489,300	$39,992	$15,810	$1,658,939

	2010	$400,000	$494,311	$193,600	$451,500	$38,258	$11,418	$1,589,087

	2009	$400,000	$278,550	$200,561	$219,600	$38,712	$28,673	$1,166,096

D. Christian Koch Group President, Diversified Products	2011	$370,800	$446,538	$185,357	$528,300	$19,578	$9,800	$1,560,373

(1)
The amounts in these columns do not reflect the actual value the named executives will realize from the stock option, restricted stock and performance share awards made to the executives. The amounts in the table are the grant date value of the awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (excluding any effect of estimated forfeitures). The Company will recognize a portion of the grant date value of the awards each year as compensation expense over the vesting period of the awards.

  The stock awards column for 2010 and 2011 includes the grant date values of performance shares awarded to the named executive officers. The performance shares are earned based on the Company's relative total shareholder return versus the S&P Midcap 400 Index® over the three year period ending December 31, 2012 (for the performance shares awarded in 2010) and December 31, 2013 (for the performance shares awarded in 2011). The terms of the performance share awards are described on page 25. The 2011 stock awards column includes the following grant date values of the performance share awards: Mr. Roberts $1,460,696, Mr. Ford $311,291, Mr. Altmeyer $437,534, Mrs. Lowe $289,981 and Mr. Koch $261,118. The grant date values for the performance shares were determined using a Monte Carlo simulation and assumptions regarding the future performance of the Company's common stock and the stock of the S&P MidCap 400 Index® companies, including expected volatility, risk-free interest rates, correlation coefficients and dividend reinvestment. The grant date values of the performance share awards assuming the maximum number of performance shares would be earned at the end of the three year performance period based on the $38.31 closing market price of the Company' common stock on the grant date would have been: Mr. Roberts $2,074,487, Mr. Ford $442,097, Mr. Altmeyer $621,388, Mrs. Lowe $411,833 and Mr. Koch $370,841.

Note 6 to the Company's consolidated financial statements included in the 2011 Annual Report on Form 10-K contains more information about the Company's accounting for stock-based compensation arrangements, including the assumptions used to determine the grant date value of the stock and option awards.

(2)
Represents the aggregate change in the actuarial present value of the named executive's accumulated benefit under the Retirement Plan for Employees of Carlisle Corporation and the Carlisle Corporation Supplemental Pension Plan.

(3)
The amounts presented in the "All Other Compensation" column for 2011 consist of the following:

	Mr. Roberts	Mr. Ford	Mr. Altmeyer	Mrs. Lowe	Mr. Koch

Matching Contributions to the Company's Employee Incentive Savings Plan	$9,800	$9,800	$9,800	$9,800	$9,800

Reimbursement of Tax Return Preparation Fees and Financial Advisory Services	$36,621	$0	$0	$6,010	$0

Club membership dues	$0	$5,328	$4,990	$0	$0

Total	$46,421	$15,128	$14,790	$15,810	$9,800

  All amounts presented above equal the actual cost to the Company of the particular benefit or perquisite provided.

        Grants of Plan-Based Awards Table—This table presents the threshold, target and maximum annual incentive award the named executives could have earned for 2011 and the restricted stock and stock options awarded to the named executives during 2011. The incentive awards earned by the executives for 2011 are reported in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation table.

		Estimated Future Payouts under Non-Equity Incentive Plan Awards			Estimated Future Payouts under Equity Incentive Plan Awards(1)				All Other Option Awards: Number of Securities Underlying Options(#)(3)
								All Other Stock Awards: Number of Shares of Stock or Units(#)(2)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(4)
	Grant Date
Name		Threshold($)	Target($)	Maximum($)	Threshold(#)	Target(#)	Maximum(#)

Mr. Roberts		$518,600	$1,037,200	$2,074,400

	02/03/11							27,075			$1,037,243

	02/03/11				13,537	27,075	54,150				$1,460,696

	02/03/11								97,740	$38.31	$1,037,021

Mr. Ford		$165,750	$331,500	$663,000

	02/03/11							5,770			$221,049

	02/03/11				2,885	5,770	11,540				$311,291

	02/03/11								20,825	$38.31	$220,953

Mr. Altmeyer		$232,988	$465,975	$931,950

	02/03/11							10,720			$410,683

	02/03/11				4,055	8,110	16,220				$437,534

	02/03/11								29,275	$38.31	$310,608

Mrs. Lowe		$154,500	$309,000	$618,000

	02/03/11							5,375			$205,916

	02/03/11				2,687	5,375	10,750				$289,981

	02/03/11								19,410	$38.31	$205,940

Mr. Koch		$139,050	$278,100	$556,200

	02/03/11							4,840			$185,420

	02/03/11				2,420	4,840	9,680				$261,118

	02/03/11								17,470	$38.31	$185,357

(1)
The performance shares will be earned based on the total return to the Company's shareholders (share appreciation plus dividend) relative to the total shareholder return of the companies comprising the S&P 400 MidCap Index® over the three year performance period ending December 31, 2013 in accordance with the following table:

Relative Total Shareholder Return	Percentage of Performance Shares Earned

Below 25th percentile	0%

25th percentile	50%

50th percentile	100%

75th percentile or above	200%

  If the Company's total shareholder return falls between the 25th and 50th percentile or between the 50th and 75th percentile, the number of performance shares earned will be determined by linear interpolation. Dividends will accrue during the three year performance period and will be paid on performance shares that are earned.

(2)
Shares subject to the stock awards become vested on the third anniversary of the grant date, or if earlier, upon a change in control of the Company or the date the executive officer terminates employment due to death, disability or retirement.

Mr. Roberts' stock awards will also become vested if the Company terminates his employment other than for gross or willful misconduct or Mr. Roberts terminates his employment for good reason, as defined in his employment letter agreement with the Company.

The named executives receive all dividends paid with respect to the restricted Shares during the vesting period.

(3)
The option awards become vested and exercisable in three equal annual installments beginning upon the first anniversary of the date of grant, or if earlier, upon a change in control of the Company or the date the executive officer terminates employment due to death, disability or retirement. The options expire ten years following the date of grant or, if earlier, one year from the date the executive officer terminates employment due to death, disability, retirement or a change in control of the Company or 90 days from the date the executive officer terminates employment for any other reason. Mr. Roberts' option awards will also become vested if the Company terminates his employment other than for gross or willful misconduct or Mr. Roberts terminates his employment for good reason, as defined in his employment letter agreement with the Company.

(4)
See Footnote 1 to the Summary Compensation Table for a description of how the grant date values of the stock and option awards was determined.

        Outstanding Equity Awards at Fiscal Year-End Table—This table presents information about unvested stock and option awards held by the named executives on December 31, 2011.

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(10)	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(11)

Mr. Roberts	0	97,740	(2)	$38.31	02/02/21	148,180	(5)	$6,564,374	54,150	$2,398,845
	32,617	65,233	(3)	$34.21	02/01/20				57,210	$2,534,403
	133,333	66,667	(4)	$18.57	02/03/19
	142,500			$33.25	02/04/18
	200,000			$47.25	06/20/17

Mr. Ford	0	20,825	(2)	$38.31	02/02/21	26,425	(6)	$1,170,628	11,540	$511,222
	7,083	14,167	(3)	$34.21	02/01/20				12,420	$550,206
	27,517	13,758	(4)	$18.57	02/03/19
	33,500			$33.25	02/04/18
	20,000			$41.87	02/06/17
	20,000			$34.43	02/07/16
	16,000			$32.09	02/01/15

Mr. Altmeyer	0	29,275	(2)	$38.31	02/02/21	47,880	(7)	$2,121,084	16,220	$718,546
	9,957	19,913	(3)	$34.21	02/01/20				17,460	$773,478
	41,430	20,715	(4)	$18.57	02/03/19
	108,500			$33.25	02/04/18
	44,000			$41.87	02/06/17
	40,000			$34.43	02/07/16
	30,000			$32.09	02/01/15
	20,000			$28.535	02/04/14

Mrs. Lowe	0	19,410	(2)	$38.31	02/02/21	26,220	(8)	$1,161,546	10,750	$476,225
	6,667	13,333	(3)	$34.21	02/01/20				11,690	$517,867
	28,570	14,285	(4)	$18.57	02/03/19
	40,000			$33.25	02/04/18
	24,000			$41.87	02/06/17
	20,000			$34.43	02/07/16
	16,000			$32.09	02/01/15
	20,000			$29.775	05/04/14
	4,000			$28.535	02/04/14

Mr. Koch	0	17,470	(2)	$38.31	02/02/21	23,350	(9)	$1,034,405	9,680	$428,824
	0	6,867	(3)	$34.21	02/01/20				6,020	$266,686
	0	7,144	(4)	$18.57	02/03/19
	25,309	0		$34.23	01/31/18

(1)
Based on the closing market value of the Shares on December 30, 2011 of $44.30.

(2)
Stock Options vest at the rate of 33-1/3% per year with vesting dates of 02/03/12, 02/03/13 and 02/03/14.

(3)
Stock Options vest at the rate of 33-1/3% per year with vesting dates of 02/02/11, 02/02/12 and 02/02/13.

(4)
Stock Options vest at the rate of 33-1/3% per year with vesting dates of 02/04/10, 02/04/11 and 02/04/12.

(5)
Restricted Shares vesting as follows: 72,500 on 01/01/12, 20,000 on 06/21/12, 28,605 on 01/01/13 and 27,075 on 01/01/14.

(6)
Restricted Shares vesting as follows: 14,445 on 01/01/12, 6,210 on 01/01/13 and 5,770 on 01/01/14.

(7)
Restricted Shares vesting as follows: 21,750 on 01/01/12, 3,340 on 02/05/12, 3,340 on 02/05/13, 8,730 on 01/01/13 and 10,720 on 01/01/14.

(8)
Restricted Shares vesting as follows: 15,000 on 01/01/12, 5,845 on 01/01/13 and 5,375 on 01/01/14.

(9)
Restricted Shares vesting as follows: 7,500 on 01/01/12, 4,000 on 02/01/12, 3,010 on 01/01/13, 4,000 on 02/01/13, and 4,840 on 01/01/14.

(10)
The number of unearned units in this column equal the maximum number of performance share units that may be earned for the three-year performance periods that will end on December 31, 2013 and December 31, 2012. The performance shares will be earned based on the total return to the Company's shareholders (share appreciation plus dividend) relative to the total shareholder return of the companies comprising the S&P 400 MidCap Index® over the three year performance periods in accordance with the following table:

Relative Total Shareholder Return	Percentage of Performance Shares Earned

Below 25th percentile	0%

25th percentile	50%

50th percentile	100%

75th percentile or above	200%

  If the Company's total shareholder return falls between the 25th and 50th percentile or between the 50th and 75th percentile, the number of performance shares earned will be determined by linear interpolation. Dividends will accrue during the three year performance period and will be paid on performance shares that are earned.

  The Company's 2011 total shareholder return of 11.5% resulted in a ranking for the year at the 71st percentile. Based on that percentile, approximately 184% of the performance shares awarded in 2011 would have been earned if the performance period had ended on December 31, 2011. The Company's 2010 through 2011 total shareholder return of 26.9% resulted in a ranking for the year at the 59th percentile. Based on that percentile, approximately 136% of the performance shares awarded in 2010 would have been earned if the performance period had ended on December 31, 2011.

(11)
The numbers in this column equal the maximum number of performance share units that may be earned for the three-year performance periods that will end on December 31, 2013 and December 31, 2012 multiplied by the closing market value of the Shares on December 30, 2011 of $44.30. The amounts are not necessarily indicative of the amounts that may actually be realized by the named executive officers. The actual amount realized will be based on the Company's total shareholder return over the three year performance periods and the market value of the Shares when the units are earned.

        Option Exercises and Stock Vested Table—This table presents information about stock options exercised by the named executives and the number and value of stock awards that became vested in the named executives during 2011.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)

Mr. Roberts	0	$0	67,500	$2,864,250

Mr. Ford	26,000	$556,191	5,600	$222,544

Mr. Altmeyer	36,000	$1,037,686	13,090	$517,224

Mrs. Lowe	0	$0	6,675	$265,264

Mr. Koch	32,410	$582,587	4,000	$154,120

(1)
Value realized equals the fair market value of the Shares on the date of exercise less the exercise price.

(2)
Value realized equals the fair market value of the Shares on the date the restriction lapsed and the Shares became vested.

        Pension Benefits Table—This table provides the actuarial present value of each named executive's accumulated benefit under the Company's Retirement and Supplemental Pension Plans.

        The Retirement Plan provides benefits under a cash benefit accrual formula that was added to the plan in 1997. Under the formula, participants accumulate a cash balance benefit based upon a percentage of compensation allocation made annually to the participants' cash balance accounts. The allocation percentage ranges from 2% to 7% of total base salary and annual bonus (including amounts deferred under the Savings Plan and Section 125 of the Code) depending on each participant's years of service. The cash balance account is further credited with interest annually. The interest credit is based on the One Year Treasury Constant Maturities as published in the Federal Reserve Statistical Release over the one year period ending on the December 31st immediately preceding the applicable plan year. The interest rate for the plan year ending December 31, 2011 was 4%. The Retirement Plan was closed to new participants effective December 31, 2004. No employees hired on or after January 1, 2005 are eligible to participate in the Plan.

        The benefits under the Supplemental Pension Plan are equal to the difference between the benefits that would have been payable under the Retirement Plan without regard to the compensation limitation imposed by the Code or the limitation on participation in the Retirement Plan that became effective on January 1, 2005 and the actual benefits payable under the Retirement Plan as so limited.

        Benefits under the Retirement Plan are payable as a monthly annuity or in a lump sum payment. Vested benefits under the Supplement Pension Plan are payable only in the form of a monthly annuity. The benefits under the Retirement Plan become vested after the executive completes 5 years of vesting service, or if earlier, the date the executive terminates employment due to death or disability. The benefits under the Supplemental Plan become vested after the executive completes ten years of vesting service and retires at or after age 55, or if earlier, the date the executive terminates employment due to death or disability.

        Mr. Roberts will receive an annual benefit under the Supplemental Pension Plan of $459,000 payable in the form of a single life annuity commencing on January 1, 2015 provided he remains employed with the Company until he attains age 67. If Mr. Roberts ceases to be employed prior to his attainment of age 67, the annual amount of the supplemental benefit will be reduced by $3,500 per year for each month by which his employment termination date precedes the date he would attain age

67. The supplemental benefit vests at the rate of 20% per year commencing June 21, 2008, or if earlier, the date the Company terminates Mr. Roberts' employment other than for gross or willful misconduct or Mr. Roberts terminates employment due to death, disability or retirement or for good reason, as defined in his employment agreement with the Company. The benefit will be actuarially adjusted if it is paid in any form other than a life annuity or the benefit commencement date is before January 1, 2013 or after January 1, 2015.

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)

Mr. Roberts	Retirement Plan for Employees of Carlisle Corporation	4.58	$0	$0
	Carlisle Corporation Supplemental Pension Plan	4.58	$5,222,723	$0

Mr. Ford	Retirement Plan for Employees of Carlisle Corporation	15.50	$141,543	$0
	Carlisle Corporation Supplemental Pension Plan	15.50	$179,717	$0

Mr. Altmeyer	Retirement Plan for Employees of Carlisle Corporation	21.58	$208,269	$0
	Carlisle Corporation Supplemental Pension Plan	21.58	$501,343	$0

Mrs. Lowe	Retirement Plan for Employees of Carlisle Corporation	9.00	$59,399	$0
	Carlisle Corporation Supplemental Pension Plan	9.00	$109,362	$0

Mr. Koch	Retirement Plan for Employees of Carlisle Corporation	3.92	$0	$0
	Carlisle Corporation Supplemental Pension Plan	3.92	$41,424	$0

(1)
The amounts presented in this column represent the number of actual years the named executive has been a participant in each plan. None of the named executives have been given credit under the plans for years of service in addition to their actual years of service presented in the table. Messrs. Roberts and Koch commenced employment after December 31, 2004 and are not eligible to participate in the Retirement Plan for Employees of Carlisle Corporation.

(2)
Note 16 to the Company's consolidated financial statements included in the 2011 Annual Report on Form 10-K includes the valuation assumptions and other information relating to the Retirement Plan and Supplemental Pension Plan.

 REPORT OF THE COMPENSATION COMMITTEE

        The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis with management of the Company. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the SEC.

CARLISLE COMPANIES INCORPORATED COMPENSATION COMMITTEE
Robert G. Bohn, Chairman Robin J. Adams Robin S. Callahan Terry D. Growcock Gregg A. Ostrander

EQUITY COMPENSATION PLAN INFORMATION

        The number of securities to be issued upon the exercise of stock options under the Company's equity compensation plans, the weighted average exercise price of the options and the number of securities remaining for future issuance as of December 31, 2011 are as follows:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(1)	Weighted-average exercise price of outstanding options, warrants and rights (b)(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(2)

Equity compensation plans approved by security holders	4,548,635	$32.05	2,216,362

Equity compensation plans not approved by security holders	0	n/a	0

Total	4,548,635	$32.05	2,216,362

(1)
Column (a) contains information regarding stock options, performance shares and restricted share units only; there are no warrants or stock appreciation rights outstanding. As of December 31, 2011, there were 197,655 performance stock units outstanding. Column (a) includes 395,310 performance shares which is equal to the maximum number of performance shares that would be earned if the maximum performance goals were achieved. The weighted-average exercise price shown in column (b) does not take into account performance shares or restricted share units because they are granted outright and do not have an exercise price.

(2)
Includes 1,924,953 shares available for award under the Carlisle Companies Incorporated Executive Incentive Program (435,225 of which may be issued as stock awards) and 291,409 shares available for award under the Carlisle Companies Incorporated Nonemployee Director Equity Plan (61,409 of which may be issued as stock awards).

 REPORT OF THE AUDIT COMMITTEE

        The Audit Committee of the Board of Directors of the Company is comprised of four non-employee directors. The Board has made a determination that the members of the Audit Committee satisfy the requirements of the New York Stock Exchange as to independence, financial literacy and experience. The responsibilities of the Audit Committee are set forth in the Charter of the Audit Committee, which is reviewed annually by the Committee.

        The Committee has the sole authority to appoint and terminate the engagement of the independent auditors of the Company and its subsidiaries. The Committee also reviews the arrangements for and the results of the auditors' examination of the Company's books and records, internal accounting control procedures, the activities and recommendations of the Company's internal auditors, and the Company's accounting policies, control systems and compliance activities. The Board has determined that Robin S. Callahan, Robin J. Adams, Gregg A. Ostrander and Lawrence A. Sala are "audit committee financial experts" as defined by the rules of the Securities and Exchange Commission. Below is a report on the Committee's activities relating to fiscal year 2011.

Review of Audited Financial Statements with Management

        The Audit Committee reviewed and discussed the audited financial statements with the management of the Company.

Review of Financial Statements and Other Matters with Independent Accountant

        The Audit Committee discussed with the Company's independent registered public accounting firm the audited financial statements and the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), as may be modified or supplemented. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with the independent accountants the independence of the Company's independent registered public accounting firm. In concluding that such firm is independent, the Audit Committee considered, among other factors, whether the non-audit services provided by such firm were compatible with its independence. See "Fees paid to Independent Registered Public Accounting Firm" on page 40.

Recommendation that Financial Statements be Included in Annual Report

        Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the SEC.

CARLISLE COMPANIES INCORPORATED AUDIT COMMITTEE
Robin S. Callahan, Chairman Robin J. Adams Gregg A. Ostrander Lawrence A. Sala

 FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The aggregate fees and reimbursable expenses for professional services provided by Ernst & Young LLP ("E&Y") that were billed to the Company for the years ended December 31, 2011 and 2010 were:

	2011	2010
Audit Fees	$2,830,300	$2,660,900
Audit Related Fees	$510,680	$0
Tax Fees	$503,000	$270,100
All Other Fees	$2,500	$2,800

        All services provided, or to be provided, by the Company's independent registered public accountants are subject to a pre-approval requirement of the Audit Committee. The Audit Committee has delegated to the Chairman of the Audit Committee, pre-approval authority with respect to certain permissible non-audit services. The Chairman's pre-approval authority is limited to engagements costing no more than $200,000 in the aggregate.

PROPOSAL TWO
TO APPROVE THE COMPANY'S EXECUTIVE COMPENSATION

        We encourage you to review the complete description of the Company's executive compensation programs provided in the "Executive Officer Compensation Discussion and Analysis" Section of this Proxy Statement (pages 18 through 38).

        The compensation program for the Company's named executive officers is based on the following guiding principles:

  •
  Link pay with Company performance, align the interests of the Company's executives and shareholders.

  •
  Reward performance that is consistent with key strategic and shareholder goals identified by the Board of Directors.

  •
  Balance financial and non-financial performance measures and, where appropriate, emphasize overall corporate, operating business and division performance.

  •
  Be transparent, simple to administer and easy to communicate to the Company's executives and shareholders.

  •
  Retain key executive talent.

The Compensation Discussion and Analysis provides a thorough description of how the Compensation Committee has designed and administered the executive compensation program to comply with these principles.

        At the 2012 Annual Meeting, Company shareholders will have the opportunity to endorse or not endorse the compensation of the named executives through a non-binding vote (commonly known as a "say-on-pay" vote) on the following resolution:

          RESOLVED, that the compensation of the named executives of the Company described in the Executive Officer Compensation Discussion and Analysis section of this Proxy Statement, including the disclosure tables and narrative discussion (pages 18 through 38), is hereby APPROVED.

        Even though the result of the say-on-pay vote is non-binding, the Board of Directors values the opinions that shareholders express in their votes and will consider the outcome of the vote when making future executive compensation decisions.

        The Board unanimously recommends a vote "FOR" the resolution.

 PROPOSAL THREE
TO RATIFY THE APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

        The Audit Committee has engaged E&Y as the Company's independent registered public accounting firm to audit the Company's financial statements and the effectiveness of the Company's internal controls over financial reporting for the year ending December 31, 2012. E&Y's engagement commenced on May 17, 2005, and E&Y has served as the Company's auditors for the years ended December 31, 2005 through 2011.

        Although ratification of the Audit Committee's appointment of E&Y is not required by the Company's by-laws or otherwise, the Board is submitting the selection of E&Y to the shareholders for ratification as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

        One or more representatives of E&Y are expected to be present at the 2012 Annual Meeting and will be given an opportunity to make a statement, if they so desire, and to respond to appropriate questions of shareholders in attendance.

        The Board unanimously recommends a vote "FOR" the ratification of the appointment of E&Y as the Company's independent registered public accounting firm. Proxies received by the Board will be so voted unless shareholders specify a contrary choice in their proxies.

PROPOSAL FOUR
TO APPROVE THE
CARLISLE COMPANIES INCORPORATED
AMENDED AND RESTATED EXECUTIVE INCENTIVE PROGRAM

        The Company maintains an Executive Incentive Program (the "Equity Incentive Program") under which the Company may award stock options and other equity incentives to the Company's executives and key employees. The Equity Incentive Program was originally approved by the Company's shareholders on April 20, 1988. The Equity Incentive Program was amended in 2009 to increase the number of Shares available for issuance under the Equity Incentive Program. The Company's shareholder approved the Share increase at the 2009 Annual Meeting held on April 20, 2009. As of December 31, 2011, 1,924,953 Shares remained available for issuance under the Equity Incentive Program with 435,225 of those Shares being available for grant as restricted stock, performance shares, performance units of other "full value" awards.

        The Company has also maintained for many years the Senior Management Incentive Compensation Plan of Carlisle Companies Incorporated (the "Annual Incentive Program"). The Annual Incentive Program provides annual performance-based incentive compensation awards to the Company's executives.

        The Compensation Committee and the Board of Directors have unanimously approved, subject to shareholder approval, an amendment and restatement of the Equity Incentive Program to (i) combine the Equity Incentive Program and the Annual Incentive Program into one program (the "Amended and Restated Program") under which the Company may make long-term equity and annual incentive awards to executives, (ii) increase the number of shares available for issuance under the Amended and Restated Program by an additional 2,200,000 Shares such that a total of 4,124,953 shares will be available for issuance under the Amended and Restated Program (1,085,225 of those Shares being available for grant as restricted stock, performance shares, performance units of other "full value" awards), and (iii) make other changes to the Program in response to recent regulatory developments.

        The Board of Directors believes that performance-based annual incentive awards, stock options and other equity incentives play a key role in the Company's ability to recruit, reward and retain executives and key employees who have the ability to enhance the value of the Company. The Board, therefore, recommends that the shareholders approve the Amended and Restated Program.

        Approval of this proposal requires the affirmative vote of a majority of the Shares present, or represented, and entitled to vote. Shares voted for the proposal and Shares represented by returned proxies that do not contain instructions to vote against the proposal or to abstain from voting will be counted as Shares cast for the proposal. Shares will be counted as cast against the proposal if the Shares are voted either against the proposal or to abstain from voting. Broker non-votes will not change the number of votes cast for or against the proposal and will not be treated as Shares entitled to vote. For voting purposes, proxies requiring confirmation of the date of beneficial ownership received by the Board of Directors with such confirmation not completed so as to show which Shares beneficially owned by the shareholder are entitled to five (5) votes for each Share will be voted with one (1) vote for each Share. See "Voting by Proxy and Confirmation of Beneficial Ownership" beginning on page 47.

Summary of the Amended and Restated Program

        The principal features of the Amended and Restated Program are summarized below. This summary is qualified in its entirety by reference to the full text of the Amended and Restated Program, which is attached to this Proxy Statement as Exhibit A.

        General.    The Program is administered by the Compensation Committee, which has authority to select the persons eligible to receive awards, determine the types of awards and number of shares to be awarded, and set the terms, conditions and provisions of the awards consistent with the Amended and Restated Program. The Compensation Committee has plenary authority to resolve any and all questions arising under the Amended and Restated Program.

        Eligibility.    Eligibility is generally limited to officers and other key employees selected by the Compensation Committee for participation in the Amended and Restated Program.

Annual Incentive Awards.

        Under the Plan, annual cash incentive awards may be made to eligible officers and key employees based on the Company's achievement of one or more "management objectives" that must be met within a specified period (the "performance period"). Following the completion of a performance period, the Compensation Committee will evaluate the Company's achievement of the management objectives. No annual incentive award may be paid without a determination by the Compensation Committee that the management objectives have been met. The maximum individual annual incentive award that may be paid to any individual under the Amended and Restated Program is $3.0 million.

Equity Incentive Awards.

        Shares authorized under the Amended and Restated Program; Summary of Currently Outstanding Equity Awards.    As described above, there are currently 1,924,953 Shares available for future issuance under the Equity Incentive Program. If the Amended and Restated Program is approved, the number of Shares eligible for issuance will increase by 2,200,000.

        Under the Amended and Restated Program, no participant (i) may be granted stock options and stock appreciation rights for more than 300,000 Shares during any calendar year or (ii) may be granted in any calendar year awards of (a) performance shares and restricted Shares specifying management objectives covering more than 100,000 Shares or (b) performance units having an aggregate value as of their respective dates of grant in excess of $1,500,000.

        Stock Options.    The Compensation Committee may grant stock options, which entitle the participant to purchase Shares at a price equal to or greater than their fair market value on the date of grant. Stock options may include incentive stock options, non-qualified stock options, or any combination thereof. Each grant must specify the period of continuous employment that is necessary before the stock option becomes exercisable and may specify "management objectives" that must be achieved as a condition to exercise the option.

        Restricted Stock.    The Compensation Committee may issue or transfer Shares under a restricted stock grant. Such grants must set forth a restriction period of at least two years during which the Shares are subject to a substantial risk of forfeiture and may not be transferred. The Compensation Committee may provide for the earlier termination of the restriction period in the event of retirement, death or disability. Restricted stock may be subject to "management objectives" that, if achieved, will result in termination or early termination of the restrictions applicable to the Shares.

        SARs.    The Compensation Committee may also grant SARs, which represent the right to receive from the Company an amount, determined by the Compensation Committee and expressed as a percentage (not exceeding 100%) of the difference between the base price established for the SARs and the market value of the Shares on the date of exercise. Each SAR must have a base price that is not less than the fair market value of the Shares on the date of grant and specify the period of continuous employment that is necessary before the SAR becomes exercisable (except that the SAR may provide for the earlier exercise in the event of retirement, death or disability). SARs may specify that the amount payable on exercise may be paid in cash, in Shares or in any combination thereof, and SARs may specify "management objectives" that must be achieved as a condition to the exercise of the SAR.

        Performance Shares and Units.    A performance unit is the equivalent of $1.00 and a performance share is the equivalent of one Share. Performance units and shares will be subject to one or more "management objectives" that must be met within a specified period of not less than one year (the "performance period"). The specified performance period may be subject to earlier termination in the event of retirement, death or disability. The Compensation Committee will also establish a minimum level of acceptable achievement. At the end of the performance period, a determination will be made regarding the extent to which the "management objectives" have been met. To the extent earned, the performance units or performance shares will be paid to the participant at the time and in the manner determined by the Compensation Committee in cash, Shares or any combination thereof. The grant may provide for the payment of dividend equivalents in cash or in Shares on a current, deferred or contingent basis.

        Other Awards.    Other awards may be granted that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, the Shares. In addition, cash awards, as an element of or supplement to any other award granted under the Amended and Restated Program, may also be granted. Shares may also be granted as a bonus or in lieu of obligations of the Company or a subsidiary to pay cash or deliver other property under the Amended and Restated Program or under other plans or compensatory arrangements.

Management Objectives.

        The Program requires that the Compensation Committee establish "management objectives" for purposes of annual incentive awards and awards of performance shares and performance units. When so determined by the Compensation Committee, stock options, SARs, restricted stock and dividend equivalents may also specify management objectives. Management objectives may be described in terms of either Company-wide objectives or objectives that are related to the performance of the individual participant or subsidiary, division, department or function within the Company or a subsidiary in which the participant is employed. The management objectives may be made relative to the performance of other corporations. The management objectives applicable to any award to a "covered employee" as defined in Section 162(m) will be based on specified levels of or growth in one or more of the following criteria: revenues, earnings from operations, earnings before or after interest and taxes, net income, cash flow, earnings per share, debt to capital ratio, economic value added, return on total capital, return on invested capital, return on equity, return on assets, total return to shareholders, earnings before or after interest, depreciation, amortization or extraordinary or special items, return on investment, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, cash flow in excess of cost of capital, operating margin, profit margin, stock price and/or strategic business criteria consisting of one or more objectives based on meeting specified product development, strategic partnering, research and development, market penetration, geographic business expansion goals, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates and joint ventures. Management objectives may be stated as a combination of the listed factors. If the Compensation Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the management objectives unsuitable, the Compensation Committee may in its discretion modify such management objectives or the related minimum acceptable level of achievement, in whole or in part, as the Compensation Committee deems appropriate and equitable, except to the extent that such action would result in the loss of the otherwise available exemption of the award under Section 162(m).

Transferability.

        Stock options and other derivative securities awarded under the Amended and Restated Program generally will not be transferable by a participant other than by will or the laws of descent and distribution. Any award made under the Amended and Restated Program may provide that any Shares issued or transferred as a result of the award will be subject to further restrictions upon transfer.

Change in Control.

        In the event of a Change in Control (as defined in the Amended and Restated Program), each unexpired stock option and SAR will become exercisable in full, all restrictions on restricted stock will lapse and all management objectives of all performance shares, performance units and other awards granted under the Amended and Restated Program will be deemed to have been fully earned.

Recoupment of Awards.

        The Compensation Committee may require, as a condition to any award, a participant to agree to reimburse the Company for all or any portion of an award, terminate or rescind an award, or recapture any Shares issued pursuant to an award in connection with any recoupment or clawback policy adopted by the Compensation Committee.

Amendment and Termination.

        The Board of Directors may at any time further amend the Amended and Restated Program; provided, however, that any amendment which must be approved by the shareholders of the Company in order to comply with applicable law or the New York Stock Exchange will not be effective unless and until such approval has been obtained. No grants under the Amended and Restated Program may be made after January 31, 2022, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of the Amended and Restated Program.

Federal Income Tax Consequences.

        The following is a brief summary of certain of the Federal income tax consequences of certain transactions under the Amended and Restated Program. This summary is not intended to be complete and does not describe state or local tax consequences.

Tax Consequences to Participants.

        Annual Incentive Awards.    A participant will recognize ordinary income for the full amount of an annual incentive award under the Amended and Restated Program when the award is paid to the participant.

        Non-qualified Stock Options.    No income will be recognized by an optionee upon the grant of a non-qualified stock option. At the time of exercise of a non-qualified stock option, the optionee will recognize ordinary income in an amount equal to the difference between the option price paid for the Shares and the fair market value of the Shares on the date of exercise. At the time of a sale of Shares acquired pursuant to the exercise of a non-qualified stock option, appreciation (or depreciation) in value of the Shares after the date of exercise will be treated as short-term or long-term capital gain (or loss) depending on the holding period.

        Incentive Stock Options.    No income will be recognized by an optionee upon the grant or exercise of an incentive stock option. However, the excess of the fair market value of the Shares on the exercise date over the option price will be included in the optionee's income for purposes of the alternative minimum tax. If Shares are issued to the optionee pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such Shares is made by such optionee within two years after the date of the grant or within one year after the transfer of such shares to the optionee, then upon sale of the Shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss. If Shares acquired upon exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, the optionee will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such Shares at the time of exercise (or if less, the amount realized on the disposition of the shares in a sale or exchange) over the option price paid for the Shares. Any further gain (or loss) realized by the optionee generally will be taxed as either short-term or long-term capital gain (or loss) depending on the holding period.

        SARs.    No income will be recognized by a participant in connection with the grant of a SAR. When the SAR is exercised, the participant will be required to include as ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted Shares received on the exercise.

        Performance Units and Performance Shares.    No income will be recognized upon the grant of performance units or performance shares. Upon earn-out of performance units or performance shares, the recipient will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted Shares received.

        Restricted Stock.    The recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by an amount, if any, paid by the participant for the restricted stock) at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Code Section 83 ("Restrictions"). However, a participant who so elects under Code Section 83(b) within 30 days of the date of receipt of the Shares will have taxable ordinary income on the date of receipt of the Shares equal to the excess of the fair market value of the Shares (determined without regard to the Restrictions) over the purchase price, if any, of the restricted stock. If a Code Section 83(b) election has not been made, any dividends received with respect to restricted stock that are subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.

Tax Consequences to the Company.

        To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the participant performs services generally will be entitled to a corresponding deduction. In addition, certain awards granted under the Amended and Restated Program will be exempt from Section 162(m) of the Internal Revenue Code of 1986 (the "Code") and the regulations thereunder (collectively, "Section 162(m)"), which places a $1,000,000 limit on the federal income tax deduction that may be taken by a public company for compensation paid to each of its chief executive officer and the three highest compensated officers (other than the chief financial officer) listed in the Summary Compensation Table.

Other Information.

        The Compensation Committee has made no determination as to future grants or awards under the Amended and Restated Program. However, the Compensation Committee intends to make future annual incentive, stock option and restricted share awards under the Amended and Restated Program consistent with past practice. In February 2012, the Compensation Committee made equity-based incentive awards to 242 executive officers and key management employees. The closing price of the Common Stock of the Company on the New York Stock Exchange on February 29, 2012 was $48.80.

        The Board unanimously recommends a vote "FOR" approval of the Amended and Restated Program. Proxies received by the Board will be so voted unless shareholders specify a contrary choice in their proxies.

 SHAREHOLDER PROPOSALS FOR PRESENTATION
AT THE 2013 ANNUAL MEETING

        If a shareholder of the Company wishes to present a proposal for consideration for inclusion in the Proxy Statement for the 2013 Annual Meeting, the proposal must be sent by certified mail-return receipt requested and must be received at the executive offices of the Company, 13925 Ballantyne Corporate Place, Suite 400, Charlotte, North Carolina 28277, Attn: Secretary, no later than November 20, 2012. All proposals must conform to the rules and regulations of the Securities and Exchange Commission. The Securities and Exchange Commission has amended Rule 14a-4, which governs the use by the Company of discretionary voting authority with respect to other shareholder proposals. Securities and Exchange Commission Rule 14a-4(c)(1) provides that, if the proponent of a shareholder proposal fails to notify the Company at least forty-five (45) days prior to the month and day of mailing the prior year's proxy statement, the proxies of the Company's management would be permitted to use their discretionary authority at the Company's next Annual Meeting of shareholders if the proposal were raised at the meeting without any discussion of the matter in the proxy statement. For purposes of the Company's 2012 Annual Meeting of Shareholders, the deadline is February 3, 2013.

VOTING BY PROXY AND CONFIRMATION OF BENEFICIAL OWNERSHIP

        To ensure that your Shares will be represented at the Annual Meeting, please follow the instructions shown on the Notice Regarding the Availability of Proxy Materials (or paper proxy card if you requested one) whether or not you expect to attend the Annual Meeting. Shares represented by a valid proxy will be voted as specified.

        Any shareholder may revoke a proxy by a later-dated proxy or by giving notice of revocation to the Company (addressed to the Company at 13925 Ballantyne Corporate Place, Suite 400, Charlotte, North Carolina 28277 Attention: Secretary) or by attending the Annual Meeting and voting in person.

        The number of votes that each shareholder will be entitled to cast at the Annual Meeting will depend on when the Shares were acquired and whether or not there has been a change in beneficial ownership since the date of acquisition, with respect to each of such holder's Shares.

        Shareholders whose Shares are held by brokers or banks or in nominee name are requested to confirm to the Company how many of the Shares they own as of March 8, 2012 were beneficially owned before March 8, 2008, entitling such shareholder to five votes per Share, and how many were acquired after March 7, 2008, entitling such shareholder to one vote per Share. If no confirmation of beneficial ownership is received from a shareholder prior to the Annual Meeting, it will be deemed by the Company that beneficial ownership of all such Shares was effected after March 7, 2008, and the shareholder will be entitled to one vote for each Share. If a shareholder provides incorrect information, he or she may provide correct information at any time prior to the voting of his or her Shares at the Annual Meeting.

        This Proxy Statement and the form of Proxy Card are being furnished to shareholders of record on March 8, 2012 whose Shares on the records of the Company show the following:

            (i)  that such shareholder had beneficial ownership of such Shares before March 8, 2008, and there has been no change since that date, thus entitling such shareholder to five votes for each Share; or

           (ii)  that beneficial ownership of such Shares was effected after March 7, 2008, thus entitling such shareholder to one vote for each Share; or

          (iii)  that the dates on which beneficial ownership of such Shares were effected are such that such shareholder is entitled to five votes for some Shares and one vote for other Shares.

        Printed on the Proxy Card for each individual shareholder of record is the number of Shares for which he or she is entitled to cast five votes each and/or one vote each, as the case may be, as shown on the records of the Company.

        Shareholders of record are urged to review the number of Shares shown on their Proxy Cards in the five-vote and one-vote categories. If the number of Shares shown in a voting category is believed to be incorrect, the shareholder should notify the Company in writing of that fact and either enclose the notice along with the Proxy Card in the postage-paid, return envelope, or mail the notice directly to the Company at the address indicated above. The shareholder should identify the Shares improperly classified for voting purposes and provide information as to the date beneficial ownership was acquired. Any notification of improper classification of votes must be made at least three (3) business days prior to the Annual Meeting or the shareholder will be entitled at the Annual Meeting to the number of votes indicated on the records of the Company.

        In certain cases record ownership may change but beneficial ownership for voting purposes does not change. The Restated Certificate of Incorporation of the Company states the exceptions where beneficial ownership is deemed not to have changed upon the transfer of Shares. Shareholders should consult the pertinent provision of the Restated Certificate of Incorporation attached as Exhibit B to this Proxy Statement for those exceptions.

        By resolution duly adopted by the Board of Directors of the Company pursuant to subparagraph B(v) of Article Fourth of the Restated Certificate of Incorporation, the following procedures have been adopted for use in determining the number of votes to which a shareholder is entitled.

            (i)  The Company may accept the written and signed statement of a shareholder to the effect that no change in beneficial ownership has occurred during the four years immediately preceding the date on which a determination is made of the shareholders of the Company who are entitled to vote or take any other action. Such statement may be abbreviated to state only the number of Shares as to which such shareholder is entitled to exercise five votes or one vote.

           (ii)  In the event the Vice President, Treasurer of the Company, in his or her sole discretion, taking into account the standards set forth in the Company's Restated Certificate of Incorporation, deems any such statement to be inadequate or for any reason deems it in the best interest of the Company to require further evidence of the absence of change of beneficial ownership during the four-year period preceding the record date, he or she may require such additional evidence and, until it is provided in form and substance satisfactory to him or her, a change in beneficial ownership during such period shall be deemed to have taken place.

          (iii)  Information supplementing that contemplated by paragraph (i) and additional evidence contemplated by paragraph (ii) may be provided by a shareholder at any time but must be furnished at least three business days prior to any meeting of shareholders at which such Shares are to be voted for any change to be effective at such meeting.

OTHER MATTERS

        As of the date of this Proxy Statement, the Board of Directors of the Company knows of no other business which will be or is intended to be presented at the Annual Meeting. Should any further business come before the Annual Meeting or any adjourned meeting, it is the intention of the proxies named in the Proxy to vote according to their best judgment.

                      By Order of the Board of Directors
                      Steven J. Ford,
                      Secretary

Dated: March 20, 2012

 EXHIBIT A

CARLISLE COMPANIES INCORPORATED
EXECUTIVE INCENTIVE PROGRAM

As amended and restated effective January 1, 2012

 CARLISLE COMPANIES INCORPORATED
EXECUTIVE INCENTIVE PROGRAM

As amended and restated effective January 1, 2012

Table of Contents

1.	Purpose of the Plan.	A-1
2.	Definitions.	A-1
3.	Shares Available Under the Plan.	A-4
4.	Award Limitations.	A-4
5.	Option Rights.	A-5
6.	Restricted Shares.	A-5
7.	Appreciation Rights.	A-6
8.	Performance Units and Performance Shares.	A-7
9.	Incentive Awards.	A-8
10.	Other Awards.	A-8
11.	Transferability.	A-9
12.	Adjustments.	A-9
13.	Fractional Shares.	A-10
14.	Withholding Taxes.	A-10
15.	Foreign Employees.	A-10
16.	Administration of the Plan.	A-10
17.	Amendments and Other Matters.	A-10
18.	Recoupment of Awards.	A-12
19.	Section 162(m).	A-13
20.	Term.	A-13
21.	Termination.	A-13
22.	Applicable Laws.	A-13
23.	Effect of Restatement.	A-13

A-i

 CARLISLE COMPANIES INCORPORATED
EXECUTIVE INCENTIVE PROGRAM

As amended and restated effective January 1, 2012

        1.    Purpose of the Plan.    The purpose of this Plan is to attract, retain and motivate officers and other key employees of Carlisle Companies Incorporated (the "Company") and its Subsidiaries and to provide to such persons incentives and rewards for superior performance and contribution.

        2.    Definitions.    Capitalized terms used herein shall have the meanings assigned to such terms in this Section 2.

        "Affiliate" has the meaning given such term under Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

        "Applicable Laws" means the requirements relating to the administration of non-equity and equity-based incentive compensation plans under U.S. state laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Shares are listed or quoted and the applicable laws of any other country or jurisdiction where awards are granted under the Plan.

        "Appreciation Right" means a right granted pursuant to Section 7 of this Plan.

        "Associate" has the meaning given such term under Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

        "Base Price" means the price to be used as the basis for determining the Spread upon the exercise of an Appreciation Right.

        "Beneficial Owner" has the meaning given such term under Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

        "Board" means the Board of Directors of the Company.

        "Change in Control" shall occur in the event: (i) any Person shall become directly or indirectly the Beneficial Owner of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities for the election of directors or twenty percent (20%) or more of the Company's then outstanding Common Shares or (ii) any Person completes a tender offer pursuant to Regulation 14D promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor provision thereto, which results in such Person becoming the Beneficial Owner of twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities for the election of directors or twenty percent (20%) or more of the Company's then outstanding Common Shares.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Committee" means the Compensation Committee of the Board or such other committee described in Section 16 of the Plan.

        "Common Shares" means the common stock, par value of one dollar ($1.00), of the Company or any security into which such Common Shares may be changed by reason of any transaction or event of the type referred to in Section 12 of this Plan.

        "Covered Employee" means a Participant who is, or is determined by the Committee to be likely to become, a "covered employee" within the meaning of Section 162(m) of the Code (or any successor provision).

        "Date of Grant" means the date specified by the Committee on which a grant of Option Rights, Appreciation Rights, Performance Units, Performance Shares or Incentive Awards or a grant or sale of Restricted Shares shall become effective.

        "Director" means a member of the Board of Directors of the Company.

        "Disability" means the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. No Participant shall be considered to have a Disability unless he or she furnishes proof of the existence thereof in such form and manner, and at such times, as the Committee may require.

        "Evidence of Award" means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee which sets forth the terms and conditions of the Option Rights, Appreciation Rights, Performance Units, Performance Shares, Restricted Shares or Incentive Awards. An Evidence of Award may be in an electronic medium, may be limited to a notation on the books and records of the Company and, with the approval of the Committee, need not be signed by a representative of the Company or a Participant.

        "Exchange Act" means the Securities Exchange Act of 1934 and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

        "Group" means persons and entities that act in concert as described in Section 14(d)(2) of the Exchange Act (other than the Company or any Subsidiary thereof and other than any profit-sharing, employee stock ownership or any other employee benefit plan of the Company or such Subsidiary, or any trustee of or fiduciary with respect to any such plan when acting in such capacity and other than any executive officer of the Company).

        "Incentive Award" shall mean a cash award to a Participant pursuant to Section 9 of this Plan.

        "Incentive Stock Options" means Option Rights that are intended to qualify as "incentive stock options" under Section 422 of the Code or any successor provision.

        "Management Objectives" means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Units or Performance Shares, Incentive Awards or, when so determined by the Committee, Option Rights, Appreciation Rights and Restricted Shares pursuant to this Plan. Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of the Subsidiary, division, department, region or function within the Company or Subsidiary in which the Participant is employed. The Management Objectives may be made relative to the performance of other corporations. The Management Objectives applicable to any award to a Covered Employee shall be based on specified levels of or growth in one or more of the following criteria: revenues, earnings from operations, earnings before or after interest and taxes, net income, cash flow, earnings per share, debt to capital ratio, economic value added, return on total capital, return on invested capital, return on equity, return on assets, total return to shareholders, earnings before or after interest, depreciation, amortization or extraordinary or special items, return on investment, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, cash flow in excess of cost of capital, operating margin, profit margin, stock price and/or strategic business criteria consisting of one or more objectives based on meeting specified product development, strategic partnering, research and development, market penetration, geographic business expansion goals, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates and joint ventures. Management Objectives may be stated as a combination of the listed factors. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances (including those events and circumstances described in Section 12 of this Plan) render the Management Objectives unsuitable, the Committee may in its discretion modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable, except in the case of a Covered Employee to the extent that such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

        "Market Value per Share" means, as of any particular date, (i) the closing sale price per Common Share as reported on the New York Stock Exchange, the NASDAQ Global Market or such other exchange on which Common Shares are then trading, if any, or if there are no sales on such day, on the next preceding trading day during which a sale occurred, or (ii) if clause (i) does not apply, the fair market value of the Common Shares as determined by the Committee.

        "Optionee" means the optionee named in an agreement evidencing an outstanding Option Right.

        "Option Price" means the purchase price payable on exercise of an Option Right.

        "Option Right" means the right to purchase Common Shares from the Company upon the exercise of an option granted pursuant to Section 5 of this Plan.

        "Participant" means a person who is selected by the Committee to receive benefits under this Plan and who is at the time an employee of the Company or any of its Subsidiaries (including an executive officer) or a person who has been offered employment by the Company or a Subsidiary, provided that such prospective employee may not receive any payment or exercise the right relating to any award until such person has commenced employment with the Company or a Subsidiary.

        "Performance Period" means, in respect of a Performance Unit, Performance Share or Incentive Award, a period of time established pursuant to Section 8 or 9 of this Plan within which the Management Objectives relating to such Performance Share, Performance Unit or Incentive Award are to be achieved.

        "Performance Share" means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Section 8 of this Plan.

        "Performance Unit" means a bookkeeping entry that records a unit equivalent to $1.00 awarded pursuant to Section 8 of this Plan.

        "Person" means and includes any individual, corporation, partnership or other person or entity and any Group and all Affiliates and Associates of any such individual, corporation, partnership, or other person or entity or Group.

        "Plan" means this Carlisle Companies Incorporated Executive Incentive Program, as amended from time to time.

        "Restricted Shares" means Common Shares granted or sold pursuant to Section 6 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers referred to in such Section 6 has expired.

        "Retirement" means retirement after attaining age 65.

        "Spread" means the excess of the Market Value per Share on the date when an Appreciation Right is exercised over the Base Price provided for in the Appreciation Right.

        "Subsidiary" means a corporation, company or other entity which is designated by the Committee and in which the Company has a direct or indirect ownership or other equity interest, provided, however, that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, "Subsidiary" means any corporation in which at the time the

Company owns or controls, directly or indirectly, more than 50 percent of the total combined voting power represented by all classes of stock issued by such corporation.

  3.    Shares Available Under the Plan.

        (a)   Subject to adjustment as provided in Sections 3(c) and 12 of this Plan, the number of Common Shares that may be issued or transferred from and after the Effective Date (i) upon the exercise of Option Rights or Appreciation Rights, (ii) as Restricted Shares and released from substantial risks of forfeiture thereof, (iii) in payment of Performance Units or Performance Shares that have been earned, (iv) in payment of awards granted under Section 8 of the Plan or (v) in payment of dividend equivalents paid with respect to awards made under the Plan shall not exceed in the aggregate 4,124,953 Common Shares (which amount represents the sum of 1,924,953 (the number of Common Shares available for issuance under the Plan immediately prior to the Effective Date) plus 2,200,000 (the increase in the number of Common Shares available for issuance under the Plan made by this amendment and restatement of the Plan). Such Common Shares may be shares of original issuance, treasury shares or a combination of the foregoing.

        (b)   Subject to adjustment as provided in Sections 3(c) and 12 of this Plan, the number of Restricted Shares and Common Shares awarded under Section 6 of this Plan, the number of Performance Shares and Performance Units that may be granted and paid out under Section 8 of this Plan and the number of Common Shares awarded under Section 10 shall not exceed, in the aggregate, 1,085,225 (which amount represents the sum of 435,225 (the number of Common Shares available for such awards under the Plan immediately prior to the Effective Date) plus 650,000 (the increase in the number of Common Shares available for such awards under the Plan made by this amendment and restatement of the Plan).

        (c)   The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments in the number of Common Shares available in Sections 3(a) and (b) above or otherwise specified in the Plan or in any award granted hereunder if the number of Common Shares actually delivered differs from the number of Common Shares previously counted in connection with an award. Common Shares subject to an award (whether granted under the Plan before or after the Effective Date) that is canceled, expired, forfeited, settled in cash or is otherwise terminated without a delivery of Common Shares to the Participant will again be available for awards. Common Shares withheld in payment of the exercise price or taxes relating to an award (whether granted under the Plan before or the Effective Date) and Common Shares surrendered in payment of any exercise price or taxes relating to an award (whether granted under the Plan before or after the Effective Date) shall be considered Common Shares delivered to the Participant and shall not be available for awards under the Plan. In addition, if the amount payable upon exercise of an Appreciation Right is paid in Common Shares, the total number of Common Shares subject to the Appreciation Right shall be considered Common Shares delivered to the Participant (regardless of the number of Common Shares actually paid to the Participant) and shall not be available for awards under the Plan. This Section 3(c) shall apply to the number of Common Shares reserved and available for Incentive Stock Options only to the extent consistent with applicable Treasury regulations relating to Incentive Stock Options under the Code.

        4.    Award Limitations.    Notwithstanding any other provision of this Plan to the contrary, in no event shall any Participant in any calendar year receive:

          (a)   an award of Option Rights and Appreciation Rights, in the aggregate, for more than 300,000 Common Shares,

          (b)   an award of Performance Shares or Restricted Shares specifying Management Objectives covering more than 100,000 Common Shares;

          (c)   Performance Units having an aggregate maximum value as of their respective Dates of Grant in excess of $1,500,000; or

          (d)   an Incentive Award of more than $3,000,000.

        5.    Option Rights.    The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of Option Rights to purchase Common Shares. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

          (a)   Each grant shall specify the number of Common Shares to which it pertains, subject to adjustments as provided in Section 12 of this Plan.

          (b)   Each grant shall specify an Option Price per share, which shall be equal to or greater than the Market Value per Share on the Date of Grant.

          (c)   Each grant shall specify whether the Option Price shall be payable (i) in cash or by check acceptable to the Company, (ii) by the actual or constructive transfer to the Company of Common Shares owned by the Optionee, or (iii) by a combination of such methods of payment.

          (d)   To the extent permitted by Applicable Laws, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the Common Shares to which such exercise relates.

          (e)   To the extent permitted by Applicable Laws, any grant may provide for payment of the Option Price, at the election of the Optionee, in installments, with or without interest, upon terms determined by the Committee.

          (f)    Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

          (g)   Each grant shall specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary that is necessary before the Option Rights or installments thereof will become exercisable.

          (h)   Any grant of Option Rights may specify Management Objectives that must be achieved as a condition to the exercise of such rights.

          (i)    Option Rights granted under this Plan may be (i) options, including, without limitation, Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) options that are not intended so to qualify, or (iii) combinations of the foregoing.

          (j)    No Option Right shall be exercisable more than 10 years from the Date of Grant.

          (k)   Each grant of Option Rights shall be evidenced by an Evidence of Award which shall contain such terms and provisions, consistent with this Plan and applicable sections of the Code, as the Committee may approve.

          (l)    No Option Right may provide for the payment of dividend equivalents to the Optionee.

        6.    Restricted Shares.    The Committee may also authorize the grant or sale of Restricted Shares to Participants. Each such grant or sale may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

          (a)   Each such grant or sale shall constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

          (b)   Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than Market Value per Share at the Date of Grant.

          (c)   Each such grant or sale shall provide that the Restricted Shares covered by such grant or sale shall be subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code for a period of not less than two years, except in the event of a Change in Control, to be determined by the Committee at the Date of Grant.

          (d)   Each such grant or sale shall provide that during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Committee at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee).

          (e)   Any grant of Restricted Shares may specify Management Objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such shares. Each grant may specify in respect of such Management Objectives a minimum acceptable level of achievement and shall set forth a formula for determining the number of Restricted Shares on which restrictions will terminate if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives.

          (f)    Any such grant or sale of Restricted Shares may require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and reinvested in additional Restricted Shares, which may be subject to the same restrictions as the underlying award.

          (g)   Each grant or sale of Restricted Shares shall be evidenced by an Evidence of Award, which shall contain such terms and provisions, consistent with this Plan and applicable sections of the Code, as the Committee may approve. Unless otherwise directed by the Committee, all certificates representing Restricted Shares shall be held in custody by the Company until all restrictions thereon shall have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such Shares.

  7.    Appreciation Rights.

        (a)   The Committee may authorize the granting to any Participant of Appreciation Rights. An Appreciation Right shall be a right of the Participant to receive from the Company an amount determined by the Committee, which shall be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise.

        (b)   Each grant of Appreciation Rights may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:

            (i)  Any grant may specify that the amount payable on exercise of an Appreciation Right may be paid by the Company in cash, in Common Shares or in any combination thereof and may either grant to the Participant or retain in the Committee the right to elect among those alternatives.

           (ii)  Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Committee at the Date of Grant.

          (iii)  Any grant may specify waiting periods before exercise and permissible exercise dates or periods.

          (iv)  Each grant of an Appreciation Right shall be evidenced by an Evidence of Award, which shall describe such Appreciation Right, state that such Appreciation Right is subject to all the terms and conditions of this Plan, and contain such other terms and provisions, consistent with this Plan and applicable sections of the Code, as the Committee may approve.

           (v)  No Appreciation Right may provide for the payment of dividend equivalents to the Participant.

          (vi)  Each grant shall specify a Base Price, which shall be equal to or greater than the Market Value per Share on the Date of Grant.

         (vii)  Successive grants may be made to the same Participant regardless of whether any Appreciation Rights previously granted to the Participant remain unexercised.

        (viii)  No Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant.

        8.    Performance Units and Performance Shares.    The Committee may also authorize the granting to Participants of Performance Units and Performance Shares that will become payable (or payable early) to a Participant upon achievement of specified Management Objectives. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

          (a)   Each grant shall specify the number of Performance Units or Performance Shares to which it pertains, which number may be subject to adjustment to reflect changes in compensation or other factors; provided, however, that no such adjustment shall be made in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

          (b)   The Performance Period with respect to each Performance Unit or Performance Share shall be such period of time (not less than one year, except in the event of a Change in Control) commencing with the Date of Grant as shall be determined by the Committee at the time of grant.

          (c)   Any grant of Performance Units or Performance Shares shall specify Management Objectives which, if achieved, will result in payment or early payment of the award, and each grant may specify in respect of such specified Management Objectives a minimum acceptable level of achievement and shall set forth a formula for determining the number of Performance Units or Performance Shares that will be earned if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives. The grant of Performance Units or Performance Shares shall specify that, before the Performance Shares or Performance Units shall be earned and paid, the Committee must determine that the Management Objectives have been satisfied.

          (d)   Each grant shall specify the time and manner of payment of Performance Units or Performance Shares that have been earned. Any grant may specify that the amount payable with respect thereto may be paid by the Company to the Participant in cash, in Common Shares or in any combination thereof, and may either grant to the Participant or retain in the Committee the right to elect among those alternatives.

          (e)   Any grant of Performance Units may specify that the amount payable or the number of Common Shares issued with respect thereto may not exceed maximums specified by the Committee at the Date of Grant. Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Committee at the Date of Grant.

          (f)    Each grant of Performance Units or Performance Shares shall be evidenced by an Evidence of Award, which shall contain such terms and provisions, consistent with this Plan and applicable sections of the Code, as the Committee may approve.

          (g)   The Committee may, at or after the Date of Grant of Performance Units or Performance Shares, provide for the payment of contingent dividends or dividend equivalents to the holder thereof either in cash or in additional Common Shares, provided such dividends or dividend equivalents shall be paid to the Participant only if the Performance Units or Performance Shares with respect to which such dividends or dividend equivalents are payable are earned by the Participant.

        9.    Incentive Awards.    The Committee may authorize the granting to Participants of Incentive Awards that will become payable to a Participant upon achievement of specified Management Objectives. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

          (a)   The Performance Period with respect to each Incentive Award shall be such period of time commencing with the Date of Grant as shall be determined by the Committee at the time of grant.

          (b)   Any grant of an Incentive Award shall specify Management Objectives which, if achieved, will result in payment of the award, and each grant may specify in respect of such specified Management Objectives a minimum acceptable level of achievement and shall set forth a formula for determining the amount of the Incentive Award that will be earned if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives. The grant of an Incentive Award shall specify that, before the Incentive Award shall be earned and paid, the Committee must determine that the Management Objectives have been satisfied.

          (c)   Each grant shall specify the time and manner of payment of the Incentive Award that has been earned. Any grant may specify that the amount payable with respect thereto may be paid by the Company to the Participant in cash, in Common Shares or in any combination thereof, and may either grant to the Participant or retain in the Committee the right to elect among those alternatives.

          (d)   Any grant of an Incentive Award may specify that the amount payable or the number of Common Shares issued with respect thereto may not exceed maximums specified by the Committee at the Date of Grant.

  10.    Other Awards.

        (a)   The Committee is authorized, subject to limitations under applicable law, to grant to any Participant such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Shares or factors that may influence the value of Common Shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Shares, purchase rights for Common Shares, awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee, and awards valued by reference to the book value of Common Shares or the value of securities of, or the performance of specified Subsidiaries or affiliates or other business units of, the Company. The Committee shall determine the terms and conditions of such awards. Common Shares delivered pursuant to an award in the nature of a purchase right granted under this Section 10 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Common Shares, other awards, notes or other property, as the Committee shall determine.

        (b)   Cash awards, as an element of or supplement to any other award granted under this Plan, may also be granted pursuant to this Section 10 of the Plan.

        (c)   The Committee is authorized to grant Common Shares as a bonus, or to grant Common Shares or other awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee.

  11.    Transferability.

        (a)   Except as otherwise determined by the Committee, no Option Right, Appreciation Right or other derivative security granted under the Plan shall be transferable by a Participant other than by will or the laws of descent and distribution. Except as otherwise determined by the Committee, Option Rights and Appreciation Rights shall be exercisable during the Optionee's lifetime only by him or her or by his or her guardian or legal representative.

        (b)   The Committee may specify at the Date of Grant that part or all of the Common Shares that are (i) to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights or upon payment under any grant of Performance Units or Performance Shares or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 5 of this Plan shall be subject to further restrictions on transfer.

        12.    Adjustments.    The Committee shall make or provide for such adjustments in the numbers of Common Shares covered by outstanding Option Rights, Appreciation Rights, Performance Shares, and share-based awards described in Section 10 of this Plan granted hereunder, in the Option Price and Base Price provided in outstanding Option Rights or Appreciation Rights, and in the kind of shares covered thereby, as the Committee, in its sole discretion, exercised in good faith, shall determine is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets (including, without limitation, a special or large non-recurring dividend), issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing (a "Corporate Transaction"). Notwithstanding the foregoing, to the extent that a Corporate Transaction involves a nonreciprocal transaction between the Company and its shareholders that causes the per-share value of the Common Shares underlying outstanding awards under this Plan to change, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend (an "Equity Restructuring"), the Committee shall be required to make or provide for such adjustments set forth in the preceding sentence that, in its sole discretion, are required to equalize the value of the outstanding awards under this Plan before and after the Equity Restructuring. In the event of any Corporate Transaction, the Committee, in its discretion, may provide in substitution for any or all outstanding awards under this Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced. The Committee may also make or provide for such adjustments in the numbers of shares specified in Section 3 of this Plan as the Committee in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 12; provided, however, that any such adjustment to an Option intended to qualified as an Incentive Stock Option shall be made only if and to the extent such adjustment would not cause such Option to fail to so qualify. Notwithstanding the foregoing, no adjustment shall be required pursuant to this Section 12 if such action would cause an award to fail to satisfy the conditions of any applicable exception from the requirements of Section 409A of the Code or otherwise could subject a Participant to the additional tax imposed under Section 409A of the Code with respect to an outstanding award.

        13.    Fractional Shares.    The Company shall not be required to issue any fractional Common Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

        14.    Withholding Taxes.    The Company shall have the right to deduct from any payment under this Plan an amount equal to the federal, state, local, foreign and other taxes which in the opinion of the Company are required to be withheld by it with respect to such payment and to the extent that the amounts available to the Company for such withholding are insufficient, it shall be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld. At the discretion of the Committee, such arrangements may include relinquishment of a portion of such benefit. In no event, however, shall the Company accept Common Shares for payment of taxes in excess of required tax withholding rates, except that, in the discretion of the Committee, a Participant or such other person may surrender Common Shares owned for more than 6 months to satisfy any tax obligations resulting from any such transaction.

        15.    Foreign Employees.    In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Corporate Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company.

  16.    Administration of the Plan.

        (a)   This Plan shall be administered by the Compensation Committee of the Board (or a subcommittee thereof), which Committee shall consist of not less than two Directors appointed by the Board each of whom shall be a "non-employee director" as defined in Rule 16b-3 of the Exchange Act and an "outside director" as defined in the regulations under Section 162(m) of the Code. A majority of the Committee shall constitute a quorum, and the action of the members of the Committee present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the acts of the Committee. The Board may perform any function of the Committee hereunder, in which case the term "Committee" shall refer to the Board.

        (b)   The interpretation and construction by the Committee of any provision of this Plan or of any agreement, notification or document evidencing the grant of Option Rights, Appreciation Rights, Restricted Shares, Performance Units, Performance Shares, Incentive Award or any awards granted under Section 10 of this Plan and any determination by the Committee pursuant to any provision of this Plan or of any such agreement, notification or document shall be final and conclusive. No member of the Committee shall be liable for any such action or determination made in good faith.

  17.    Amendments and Other Matters.

        (a)   The Board may at any time and from time to time amend the Plan in whole or in part; provided, however, that any amendment which must be approved by the shareholders of the Company in order to comply with applicable law or the rules of the New York Stock Exchange or, if the Common Shares are not traded on the New York Stock Exchange, the principal national securities exchange upon which the Common Shares are traded or quoted, shall not be effective unless and until such approval has been obtained. Presentation of this Plan or any amendment thereof for shareholder approval shall not be construed to limit the Company's authority to offer similar or dissimilar benefits under other plans or otherwise with or without shareholder approval. Without limiting the generality of the foregoing, the Board may amend this Plan to eliminate provisions that are no longer necessary as a result in changes in tax or securities laws or regulations, or in the interpretation thereof.

        (b)   The Committee shall not, without the further approval of the shareholders of the Company, authorize the amendment of any outstanding Option Right to reduce the Option Price. Furthermore, no Option Right shall be cancelled and replaced with awards having a lower Option Price without further approval of the shareholders of the Company. This Section 17(b) is intended to prohibit the repricing of "underwater" Option Rights and shall not be construed to prohibit the adjustments provided for in Section 12 of this Plan.

        (c)   The Committee may condition the grant of any award or combination of awards authorized under this Plan on the deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

        (d)   In case of termination of employment by reason of death, Disability or Retirement, or in the case of hardship or other special circumstances, of a Participant who holds an Appreciation Right not immediately exercisable in full, or any Restricted Shares as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Performance Units or Performance Shares which have not been fully earned, or who holds Common Shares subject to any transfer restriction imposed pursuant to Section 6 of this Plan, the Committee may, in its sole discretion, accelerate the time at which such Appreciation Right may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time at which such Performance Units or Performance Shares will be deemed to have been fully earned or the time when such transfer restriction will terminate. In addition, the Committee may waive any other limitation or requirement under any award described in the preceding sentence, except in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such case, the Committee shall not make any modification of the Management Objectives or minimum acceptable level of achievement. In the event that a Participant who holds an Option Right terminates employment by reason of death, Disability or Retirement, such Option Right shall become immediately exercisable in full and shall remain exercisable until the earlier of one year following such termination of employment or the tenth anniversary of the Date of Grant of such Option Right. In the event that a Participant who holds an Option Right terminates employment other than by reason of death, Disability or Retirement, such Option Right shall terminate to the extent not then vested and, to the extent vested immediately prior to such termination of employment shall remain exercisable until the earlier of 90 days following such termination of employment or the tenth anniversary of the Date of Grant of such Option Right. In addition, the Committee may, in its sole discretion, modify any Option Right or Appreciation Right to extend the period following termination of a Participant's employment to the Company or any Subsidiary during which such award will remain outstanding and be exercisable, provided that no such extension shall result in any award being exercisable more than ten years after the Date of Grant.

        (e)   In the event of a Change in Control of the Company, each unexpired Option Right and Appreciation Right shall become exercisable in full, all restrictions on Restricted Shares shall lapse and all Management Objectives of all Performance Shares, Performance Units and other awards granted under the Plan shall be deemed to have been fully earned.

        (f)    This Plan shall not confer upon any Participant any right with respect to continuance of employment with the Company or any Subsidiary, nor shall it interfere in any way with any right the

Company or any Subsidiary would otherwise have to terminate such Participant's employment at any time.

        (g)   To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision shall be null and void with respect to such Option Right. Such provision, however, shall remain in effect for other Option Rights and there shall be no further effect on any provision of this Plan.

        (h)   Subject to Section 20, this Plan shall continue in effect until the date on which all Common Shares available for issuance or transfer under this Plan have been issued or transferred and the Company has no further obligation hereunder.

        (i)    Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right or title to any assets, funds or property of the Company or any Subsidiary, including without limitation, any specific funds, assets or other property which the Company or any Subsidiary may set aside in anticipation of any liability under the Plan. A Participant shall have only a contractual right to an award or the amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

        (j)    This Plan and each Evidence of Award shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

        (k)   If any provision of the Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Committee, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

        (l)    In the event that any Participant's service with the Company and its Subsidiaries terminates in connection with a determination by the Committee that any conduct of the Participant constitutes Grounds for Forfeiture, all rights of such Participant under the Plan (including rights with respect to outstanding awards) will terminate. As used herein, the term "Grounds for Forfeiture" shall mean any of the following conduct of any Participant: (i) using for profit or disclosing confidential information or trade secrets of the Company and its Subsidiaries to unauthorized persons, (ii) breaching any contract with or violating any legal obligation to the Company and its Subsidiaries, (iii) failing to make himself or herself available to consult with, supply information to, or otherwise cooperate with the Company and its Subsidiaries at reasonable times and upon a reasonable basis, (iv) while employed by the Company or its Subsidiaries, engaging, directly or indirectly, as an officer, employee, or consultant, or otherwise having, directly or indirectly, ownership or interest in any business that is competitive with the manufacture, sale or distribution of products and services of the type in which the Company and its Subsidiaries are engaged or which may be developed or be in the process of development by the Company and its Subsidiaries during the Participant's employment; provided, however, that the Participant may own beneficially or maintain voting power of the shares of common stock of companies listed on national securities exchanges or publicly traded that do not exceed five percent (5%) of the outstanding shares of such companies or (v) engaging in any other activity which would have constituted grounds for his or her discharge for cause by the Company and its Subsidiaries.

        18.    Recoupment of Awards.    The Committee may require in any Evidence of Award that any current or former Participant reimburse the Company for all or any portion of any award, terminate any outstanding, unexercised, unexpired or unpaid award, rescind any exercise, payment or delivery pursuant to an award or recapture any Common Shares (whether restricted or unrestricted) or proceeds from the Participant's sale of Common Shares issued pursuant to an award to the extent required by any recoupment or clawback policy adopted by the Committee in its discretion or to comply with the requirements of any Applicable Laws.

        19.    Section 162(m).    It is the intention of the Company that all awards made under the Plan be excluded from the deduction limitations contained in Section 162(m) of the Code. Therefore, if any Plan provision is found not to be in compliance with the "performance-based" compensation exception contained in Section 162(m) of the Code, that provision shall be deemed amended so that the Plan does so comply to the extent permitted by law and deemed advisable by the Committee, and in all events the plan shall be construed in favor of its meeting the "performance-based" compensation exception contained in Section 162(m) of the Code.

        20.    Term.    This Plan shall be effective as of the Effective Date, subject to approval by the vote of the shareholders of the Company at the 2012 Annual Meeting.

        21.    Termination.    No grant shall be made under this Plan after December 31, 2021, but all grants made on or prior to such date shall continue in effect thereafter subject to the terms thereof and of this Plan.

        22.    Applicable Laws.    The obligations of the Company with respect to awards under the Plan shall be subject to all Applicable Laws and such approvals by any governmental agencies as the Committee determines may be required.

        23.    Effect of Restatement.    This instrument amends and restates the Plan effective as of the Effective Date. Nothing in this instrument shall in any way change, alter or affect the terms of any award made under the Plan prior to the Effective Date or the time or amount of any Plan benefit or payment due with respect to awards made under the Plan prior to the Effective Date.

 EXHIBIT B

Subparagraph B of Article Fourth of the Restated Certificate
of Incorporation of Carlisle Companies Incorporated

        (I)   EACH OUTSTANDING SHARE OF COMMON STOCK SHALL ENTITLE THE HOLDER THEREOF TO FIVE (5) VOTES ON EACH MATTER PROPERLY SUBMITTED TO THE SHAREHOLDERS OF THE CORPORATION FOR THEIR VOTE, WAIVER, RELEASE OR OTHER ACTION: EXCEPT THAT NO HOLDER OF OUTSTANDING SHARES OF COMMON STOCK SHALL BE ENTITLED TO EXERCISE MORE THAN ONE (1) VOTE ON ANY SUCH MATTER IN RESPECT OF ANY SHARE OF COMMON STOCK WITH RESPECT TO WHICH THERE HAS BEEN A CHANGE IN BENEFICIAL OWNERSHIP DURING THE FOUR (4) YEARS IMMEDIATELY PRECEDING THE DATE ON WHICH A DETERMINATION IS MADE OF THE SHAREHOLDERS OF THE CORPORATION WHO ARE ENTITLED TO VOTE OR TO TAKE ANY OTHER ACTION.

        (II)  A CHANGE IN BENEFICIAL OWNERSHIP OF ANY OUTSTANDING SHARE OF COMMON STOCK SHALL BE DEEMED TO HAVE OCCURRED WHENEVER A CHANGE OCCURS IN ANY PERSON OR PERSONS WHO, DIRECTLY OR INDIRECTLY, THROUGH ANY CONTRACT, AGREEMENT, ARRANGEMENT, UNDERSTANDING, RELATIONSHIP OR OTHERWISE HAS OR SHARES ANY OF THE FOLLOWING:

          (A)  VOTING POWER, WHICH INCLUDES, WITHOUT LIMITATION, THE POWER TO VOTE OR TO DIRECT THE VOTING POWER OF SUCH SHARE OF COMMON STOCK.

          (B)  INVESTMENT POWER, WHICH INCLUDES, WITHOUT LIMITATION, THE POWER TO DIRECT THE SALE OR OTHER DISPOSITION OF SUCH SHARE OF COMMON STOCK.

          (C)  THE RIGHT TO RECEIVE OR TO RETAIN THE PROCEEDS OF ANY SALE OR OTHER DISPOSITION OF SUCH SHARE OF COMMON STOCK.

          (D)  THE RIGHT TO RECEIVE OR TO RETAIN ANY DISTRIBUTIONS, INCLUDING, WITHOUT LIMITATION, CASH DIVIDENDS, IN RESPECT OF SUCH SHARE OF COMMON STOCK.

        (III) WITHOUT LIMITING THE GENERALITY OF THE FOREGOING SECTION (II) OF THIS SUBPARAGRAPH B, THE FOLLOWING EVENTS OR CONDITIONS SHALL BE DEEMED TO INVOLVE A CHANGE IN BENEFICIAL OWNERSHIP OF A SHARE OF COMMON STOCK.

          (A)  IN THE ABSENCE OF PROOF TO THE CONTRARY PROVIDED IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN SECTION (V) OF THIS SUBPARAGRAPH B, A CHANGE IN BENEFICIAL OWNERSHIP SHALL BE DEEMED TO HAVE OCCURRED WHENEVER AN OUTSTANDING SHARE OF COMMON STOCK IS TRANSFERRED OF RECORD INTO THE NAME OF ANY OTHER PERSON.

          (B)  IN THE CASE OF AN OUTSTANDING SHARE OF COMMON STOCK HELD OF RECORD IN THE NAME OF A CORPORATION, GENERAL PARTNERSHIP, LIMITED PARTNERSHIP, VOTING TRUSTEE, BANK, TRUST COMPANY, BROKER, NOMINEE OR CLEARING AGENCY, IF IT HAS NOT BEEN ESTABLISHED PURSUANT TO THE PROCEDURES SET FORTH IN SECTION (V) OF THIS SUBPARAGRAPH B THAT THERE HAS BEEN NO CHANGE IN THE PERSON OR PERSONS WHO OR THAT DIRECT THE EXERCISE OF THE RIGHTS REFERRED TO IN CLAUSES (II) (A) THROUGH (II) (D), INCLUSIVE, OF THIS SUBPARAGRAPH B WITH RESPECT TO SUCH OUTSTANDING

  SHARE OF COMMON STOCK DURING THE PERIOD OF FOUR (4) YEARS IMMEDIATELY PRECEDING THE DATE ON WHICH A DETERMINATION IS MADE OF THE SHAREHOLDERS OF THE CORPORATION ENTITLED TO VOTE OR TO TAKE ANY OTHER ACTION (OR SINCE MAY 30, 1986 FOR ANY PERIOD ENDING ON OR BEFORE MAY 30, 1990), THEN A CHANGE IN BENEFICIAL OWNERSHIP OF SUCH SHARE OF COMMON STOCK SHALL BE DEEMED TO HAVE OCCURRED DURING SUCH PERIOD.

          (C)  IN THE CASE OF AN OUTSTANDING SHARE OF COMMON STOCK HELD OF RECORD IN THE NAME OF ANY PERSON AS A TRUSTEE, AGENT, GUARDIAN OR CUSTODIAN UNDER THE UNIFORM GIFTS TO MINORS ACT AS IN EFFECT IN ANY JURISDICTION, A CHANGE IN BENEFICIAL OWNERSHIP SHALL BE DEEMED TO HAVE OCCURRED WHENEVER THERE IS A CHANGE IN THE BENEFICIARY OF SUCH TRUST, THE PRINCIPAL OF SUCH AGENT, THE WARD OF SUCH GUARDIAN, THE MINOR FOR WHOM SUCH CUSTODIAN IS ACTING OR IN SUCH TRUSTEE, AGENT, GUARDIAN OR CUSTODIAN.

          (D)  IN THE CASE OF OUTSTANDING SHARES OF COMMON STOCK BENEFICIALLY OWNED BY A PERSON OR GROUP OF PERSONS WHO, AFTER ACQUIRING, DIRECTLY OR INDIRECTLY, THE BENEFICIAL OWNERSHIP OF FIVE PERCENT (5%) OF THE OUTSTANDING SHARES OF COMMON STOCK, FAILS TO NOTIFY THE CORPORATION OF SUCH OWNERSHIP WITHIN TEN (10) DAYS AFTER SUCH ACQUISITION, A CHANGE IN BENEFICIAL OWNERSHIP OF SUCH SHARES OF COMMON STOCK SHALL BE DEEMED TO OCCUR ON EACH DAY WHILE SUCH FAILURE CONTINUES.

        (IV) NOTWITHSTANDING ANY OTHER PROVISION IN THIS SUBPARAGRAPH B TO THE CONTRARY, NO CHANGE IN BENEFICIAL OWNERSHIP OF AN OUTSTANDING SHARE OF COMMON STOCK SHALL BE DEEMED TO HAVE OCCURRED SOLELY AS A RESULT OF:

          (A)  ANY EVENT THAT OCCURRED PRIOR TO MAY 30, 1986 OR PURSUANT TO THE TERMS OF ANY CONTRACT (OTHER THAN A CONTRACT FOR THE PURCHASE AND SALE OF SHARES OF COMMON STOCK CONTEMPLATING PROMPT SETTLEMENT), INCLUDING CONTRACTS PROVIDING FOR OPTIONS, RIGHTS OF FIRST REFUSAL, AND SIMILAR ARRANGEMENTS, IN EXISTENCE ON MAY 30, 1986 AND TO WHICH ANY HOLDER OF SHARES OF COMMON STOCK IS A PARTY; PROVIDED, HOWEVER, THAT ANY EXERCISE BY AN OFFICER OR EMPLOYEE OF THE CORPORATION OR ANY SUBSIDIARY OF THE CORPORATION OF AN OPTION TO PURCHASE COMMON STOCK AFTER MAY 30, 1986 SHALL, NOTWITHSTANDING THE FOREGOING AND CLAUSE (IV) (F) HEREOF, BE DEEMED A CHANGE IN BENEFICIAL OWNERSHIP IRRESPECTIVE OF WHEN THAT OPTION WAS GRANTED TO SAID OFFICER OR EMPLOYEE.

          (B)  ANY TRANSFER OF ANY INTEREST IN AN OUTSTANDING SHARE OF COMMON STOCK PURSUANT TO A BEQUEST OR INHERITANCE, BY OPERATION OF LAW UPON THE DEATH OF ANY INDIVIDUAL, OR BY ANY OTHER TRANSFER WITHOUT VALUABLE CONSIDERATION, INCLUDING, WITHOUT LIMITATION, A GIFT THAT IS MADE IN GOOD FAITH AND NOT FOR THE PURPOSE OF CIRCUMVENTING THE PROVISION OF THIS ARTICLE FOURTH.

          (C)  ANY CHANGES IN THE BENEFICIARY OF ANY TRUST, OR ANY DISTRIBUTION OF AN OUTSTANDING SHARE OF COMMON STOCK FROM TRUST, BY REASON OF THE BIRTH, DEATH, MARRIAGE OR DIVORCE OF ANY NATURAL

  PERSON, THE ADOPTION OF ANY NATURAL PERSON PRIOR TO AGE EIGHTEEN (18) OR THE PASSAGE OF A GIVEN PERIOD OF TIME OR THE ATTAINMENT BY ANY NATURAL PERSON OF A SPECIFIC AGE, OR THE CREATION OR TERMINATION OF ANY GUARDIANSHIP OR CUSTODIAL ARRANGEMENT.

          (D)  ANY APPOINTMENT OF A SUCCESSOR TRUSTEE, AGENT, GUARDIAN OR CUSTODIAN WITH RESPECT TO AN OUTSTANDING SHARE OF COMMON STOCK IF NEITHER SUCH SUCCESSOR HAS NOR ITS PREDECESSOR HAD THE POWER TO VOTE OR TO DISPOSE OF SUCH SHARE OF COMMON STOCK WITHOUT FURTHER INSTRUCTIONS FROM OTHERS.

          (E)  ANY CHANGE IN THE PERSON TO WHOM DIVIDENDS OR OTHER DISTRIBUTIONS IN RESPECT OF AN OUTSTANDING SHARE OF COMMON STOCK ARE TO BE PAID PURSUANT TO THE ISSUANCE OR MODIFICATION OF A REVOCABLE DIVIDEND PAYMENT ORDER.

          (F)  ANY ISSUANCE OF A SHARE OF COMMON STOCK BY THE CORPORATION OR ANY TRANSFER BY THE CORPORATION OF A SHARE OF COMMON STOCK HELD IN TREASURY, UNLESS OTHERWISE DETERMINED BY THE BOARD OF DIRECTORS AT THE TIME OF AUTHORIZING SUCH ISSUANCE OR TRANSFER.

          (G)  ANY GIVING OF A PROXY IN CONNECTION WITH A SOLICITATION OF PROXIES SUBJECT TO THE PROVISIONS OF SECTION 14 OF THE SECURITIES EXCHANGE ACT OF 1934 AND THE RULES AND REGULATIONS THEREUNDER PROMULGATED.

          (H)  ANY TRANSFER, WHETHER OR NOT WITH CONSIDERATION, AMONG INDIVIDUALS RELATED OR FORMERLY RELATED BY BLOOD, MARRIAGE OR ADOPTION ("RELATIVES") OR BETWEEN A RELATIVE AND ANY PERSON (AS DEFINED IN ARTICLE SEVENTH) CONTROLLED BY ONE OR MORE RELATIVES WHERE THE PRINCIPAL PURPOSE FOR THE TRANSFER IS TO FURTHER THE ESTATE TAX PLANNING OBJECTIVES OF THE TRANSFEROR OR OF RELATIVES OF THE TRANSFEROR.

          (I)   ANY APPOINTMENT OF A SUCCESSOR TRUSTEE AS A RESULT OF THE DEATH OF THE PREDECESSOR TRUSTEE (WHICH PREDECESSOR TRUSTEE SHALL HAVE BEEN A NATURAL PERSON).

          (J)   ANY APPOINTMENT OF A SUCCESSOR TRUSTEE WHO OR WHICH WAS SPECIFICALLY NAMED IN A TRUST INSTRUMENT PRIOR TO MAY 30, 1986.

          (K)  ANY APPOINTMENT OF A SUCCESSOR TRUSTEE AS A RESULT OF THE RESIGNATION, REMOVAL OR FAILURE TO QUALIFY OF A PREDECESSOR TRUSTEE OR AS A RESULT OF MANDATORY RETIREMENT PURSUANT TO THE EXPRESS TERMS OF A TRUST INSTRUMENT: PROVIDED, THAT LESS THAN FIFTY PERCENT (50%) OF THE TRUSTEES ADMINISTERING ANY SINGLE TRUST WILL HAVE CHANGED (INCLUDING IN SUCH PERCENTAGE THE APPOINTMENT OF THE SUCCESSOR TRUSTEE) DURING THE FOUR (4) YEAR PERIOD PRECEDING THE APPOINTMENT OF SUCH SUCCESSOR TRUSTEE.

        (V)  FOR PURPOSES OF THIS SUBPARAGRAPH B, ALL DETERMINATIONS CONCERNING CHANGE IN BENEFICIAL OWNERSHIP, OR THE ABSENCE OF ANY SUCH CHANGE, SHALL BE MADE BY THE BOARD OF DIRECTORS OF THE CORPORATION OR, AT ANY TIME WHEN THE CORPORATION EMPLOYS A TRANSFER AGENT WITH RESPECT TO THE SHARES OF COMMON STOCK, AT THE CORPORATION'S REQUEST, BY

SUCH TRANSFER AGENT ON THE CORPORATION'S BEHALF. WRITTEN PROCEDURES DESIGNED TO FACILITATE SUCH DETERMINATION SHALL BE ESTABLISHED AND MAY BE AMENDED FROM TIME TO TIME, BY THE BOARD OF DIRECTORS. SUCH PROCEDURES SHALL PROVIDE, AMONG OTHER THINGS, THE MANNER OF PROOF OF FACTS THAT WILL BE ACCEPTED AND THE FREQUENCY WITH WHICH SUCH PROOF MAY BE REQUIRED TO BE RENEWED. THE CORPORATION AND ANY TRANSFER AGENT SHALL BE ENTITLED TO RELY ON ANY AND ALL INFORMATION CONCERNING BENEFICIAL OWNERSHIP OF THE OUTSTANDING SHARES OF COMMON STOCK COMING TO THEIR ATTENTION FROM ANY SOURCE AND IN ANY MANNER REASONABLY DEEMED BY THEM TO BE RELIABLE, BUT NEITHER THE CORPORATION NOR ANY TRANSFER AGENT SHALL BE CHARGED WITH ANY OTHER KNOWLEDGE CONCERNING THE BENEFICIAL OWNERSHIP OF OUTSTANDING SHARES OF COMMON STOCK.

        (VI)   IN THE EVENT OF ANY STOCK SPLIT OR STOCK DIVIDEND WITH RESPECT TO THE OUTSTANDING SHARES OF COMMON STOCK, EACH SHARE OF COMMON STOCK ACQUIRED BY REASON OF SUCH SPLIT OR DIVIDEND SHALL BE DEEMED TO HAVE BEEN BENEFICIALLY OWNED BY THE SAME PERSON FROM THE SAME DATE AS THAT ON WHICH BENEFICIAL OWNERSHIP OF THE OUTSTANDING SHARE OR SHARES OF COMMON STOCK, WITH RESPECT TO WHICH SUCH SHARE OF COMMON STOCK WAS DISTRIBUTED, WAS ACQUIRED.

        (VII)  EACH OUTSTANDING SHARE OF COMMON STOCK, WHETHER AT ANY PARTICULAR TIME THE HOLDER THEREOF IS ENTITLED TO EXERCISE FIVE (5) VOTES OR ONE (1) VOTE, SHALL BE IDENTICAL TO ALL OTHER SHARES OF COMMON STOCK IN ALL RESPECTS, AND TOGETHER THE OUTSTANDING SHARES OF COMMON STOCK SHALL CONSTITUTE A SINGLE CLASS OF SHARES OF THE CORPORATION.

EXHIBIT C

Named Executive Officer Compensation Benchmarking
Peer Group Companies

A.O. Smith	Biogen Idec	Clorox	Education Management	Gruma
AAA Northern California, Utah & Nevada	Blockbusters	Coach	El Paso Corporation	GTECH
Abercrombie & Fitch	Bloomberg	Comerica	EMCOR Group	H&R Block
AbitibiBowater	Bob Evans Farms	Conseco	EMD Millipore	Hanesbrands
Activision Blizzard	Booz Allen Hamilton	ConvaTec	Emergency Medical Services	Harland Clarke
Acuity Brands	Brink's	Convergys	EMI Music	Harley-Davidson
Advanced Micro Devices	Broadcom	Cooper Industries	Equifax	Hasbro
Aeropostale	Burger King	Corning	Equity Office Properties	Hawaiian Electric
Agilent Technologies	C.R. Bard	Covance	Essilor of America	HealthSouth
AGL Resources	CA	Covanta Holdings	Experian Americas	Henry Ford Health Systems
Allegheny Energy	Cabot	CPS Energy	Exterran	Herman Miller
Allergan	Cameron International	Cracker Barrel Old Country Stores	FANUC Robotics America	Hershey
Alliant Energy	Capital Power Corporation	Crown Castle	Federal Home Loan Bank of San Francisco	HNI
Alliant Techsystems	Career Education	CSM	Federal Reserve Bank of Cleveland	Home Shopping Network
Alpha Natural Resources	CareFusion	CUNA Mutual	Federal Reserve Bank of Dallas	Hospira
American Water Works	Carlson	Curtiss-Wright	Federal Reserve Bank of San Francisco	Host Hotels & Resorts
AMERIGROUP	Catalent Pharma Solutions	Cytec	Federal Reserve Bank of St. Louis	Houghton Mifflin Harcourt Publishing
Ameritrade	Celanese Americas	Dana	Federal-Mogul	Hunt Consolidated
AMETEK	Celgene	Day & Zimmermann	Ferrellgas	Huntington Bancshares
Ann Taylor Stores	Cengage Learning	Del Monte Foods	Fidelity National Information Services	Hyatt Hotels
AOL	CenturyLink	Dentsply	First Horizon National	Imerys
Applied Materials	Cephalon	Devry	First Solar	IMS Health
Armstrong World Industries	CF Industries	Dex One	Fiserv	Intercontinental Hotels
ArvinMeritor	CGI Technologies & Solutions	Discovery Communications	Flowserve	International Flavors & Fragrances
Atmos Energy	CH2M Hill	Dollar Thrifty Automotive Group	Forest Laboratories	Invensys Controls
Auto Club Group	Cheesecake Factory	Domtar	Franklin Resources	Iron Mountain
Avaya	Chemtura	Donaldson	GAF Materials	Irving Oil Commercial G.P
Avery Dennison	Chicago Mercantile Exchange	Dot Foods	Gannett	J. Crew
Avis Budget Group	Chipotle Mexican Grill	Dow Corning	General Atomics	J.M. Smucker
Avista	Chiquita Brands	DPL	GenOn Energy	J.R. Simplot
BB&T	Cintas	Dynegy	Genzyme	Jack in the Box
Beckman Coulter	Clear Channel Communications	Eastman Chemical	Gorton's	Jarden
Big Lots	Cliffs Natural Resources	Ecolab	Greif	John Wiley & Sons
Kennametal	Nash-Finch	Potash	Smith & Nephew	Unisys
KeyCorp	Navy Federal Credit Union	Premera Blue Cross	Smurfit-Stone Container	United Rentals
Kindred Healthcare	NCR	Proliance Holdings	Snap-on	United States Cellular
King Pharmaceuticals	New York Power Authority	Protective Life	Solutia	Universal Health Services
Kinross Gold	New York Times	Puget Energy	Sonoco Products	University of Texas - M.D. Anderson Cancer Center
KLA-Tencor	New York University	Pulte Homes	Southern Union Company	USEC
Knowles Electronics	NewPage	Purdue Pharma	Spectra Energy	USG
Kohler	Nicor	Quintiles	Spirit AeroSystems	Vectren
Laureate Education	Nielsen Expositions	Ralcorp Holdings	SPX	Vision Service Plan
Leggett and Platt	NII Holdings	Reader's Digest	SRA International	Vulcan
Level 3 Communications	Northeast Utilities	Realogy	Stanford University	Vulcan Materials
Levi Strauss	NSTAR	Regions Financial	Starwood Hotels & Resorts	VWR International
Life Technologies	NV Energy	Rockwell Automation	Steelcase	Warnaco
Lorillard Tobacco	NXP Semiconductors	Rockwell Collins	SunGard Data Systems	Washington Post
LPL Financial	Nycomed US	Royal Caribbean Cruises	SuperMedia	Watson Pharmaceuticals
Lundbeck	OGE Energy	Ryder System	Targa Resources	Wendy's/Arby's Group
M&T Bank	OneBeacon Insurance	Salt River Project	Technicolor	Westar Energy
MAG Industrial Automation Systems	Oshkosh	SanDisk	TECO Energy	Weyerhaeuser
Manitowoc	Owens Corning	Sanmina-SCI	Tellabs	Willis Group Holdings
Marshall & Ilsley	Pacific Life	Santee Cooper	Temple-Inland	Wisconsin Energy
Martin Marietta Materials	Parsons	SAS Institute	Teradata	Wolters Kluwer
Mary Kay	Pep Boys	SCANA	Terex	Wyndham Worldwide
MasterCard	PerkinElmer	Scholastic	Thomas & Betts	YRC Worldwide
Mattel	PetSmart	Schreiber Foods	Thrivent Financial for Lutherans	Zale
McGraw-Hill	Phillips-Van Heusen	Schwan's	TIAA-CREF
MDU Resources	Phoenix Companies	Scotts Miracle-Gro	Tiffany
Memorial Sloan-Kettering Cancer Center	Pinnacle West Capital	Scripps Networks Interactive	Timken
Micron Technology	Pitney Bowes	Sealed Air	Toro
Millennium Inorganic Chemicals	Plexus	Securian Financial Group	Total System Services
Mirant	PNM Resources	Sepracor	Tribune
Mizuno USA	Polaris Industries	Shire Pharmaceuticals	Trinity Industries
Molson Coors Brewing	PolyOne	Sirius XM Radio	Tupperware
Moody's	Portland General Electric	Skype	UGI

C-1

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. Signature (Joint Owners) Date Date Signature [PLEASE SIGN WITHIN BOX] VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. CARLISLE COMPANIES INCORPORATED 13925 BALLANTYNE CORPORATE PLACE, SUITE 400 CHARLOTTE, NC 28277 ATTN: STEVEN J. FORD, VICE PRESIDENT AND CHIEF FINANCIAL OFFICER M42411-P21666 CARLISLE COMPANIES INCORPORATED The Board of Directors recommends a vote “FOR” all nominees in Proposal 1 and “FOR” proposals 2, 3 and 4. 1. Election of 3 Directors of the Company. Nominees: Abstain Against For ! ! ! 1a. Stephen P. Munn ! ! ! 1b. Lawrence A. Sala ! ! ! 1c. Magalen C. Webert ! ! ! 2. Approve the Company’s executive compensation. ! ! ! 3. Ratification of appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2012 fiscal year. ! ! ! 4. Approve the Company’s Amended and Restated Executive Compensation Program to increase the number of shares available for issuance thereunder. ! For address changes and/or comments, please check this box and write them on the back where indicated. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of 2012 Annual Meeting of Shareholders, Proxy Statement and 2011 Annual Report are available at www.proxyvote.com. M42412-P21666 CARLISLE COMPANIES INCORPORATED Proxy for Annual Meeting of Shareholders on May 2, 2012 Solicited on Behalf of the Board of Directors David A. Roberts and Steven J. Ford, or either of them, each with the power of substitution and revocation, are hereby authorized to represent the undersigned, with all powers which the undersigned would possess if personally present, to vote the common shares of the undersigned at the annual meeting of shareholders of Carlisle Companies Incorporated to be held at the Manhattan Beach Marriott, 1400 Parkview Avenue, Manhattan Beach, CA 90266 on Wednesday, May 2, 2012 at 11:00 a.m. Pacific time, and at any postponements or adjournments of that meeting, as indicated on the reverse side, and in their discretion upon any other business that may properly come before the meeting. Shares represented by this proxy will be voted as directed herein by the shareholder. If no such directions are indicated, this proxy will be voted "FOR" all the nominees listed in Proposal 1 and "FOR" Proposals 2, 3 and 4. Address Changes/Comments: _______________________________________________________________________________ ________________________________________________________________________________________________________ (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

*** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 2, 2012. Meeting Information CARLISLE COMPANIES INCORPORATED Meeting Type: Annual Meeting For holders as of: March 8, 2012 Date: May 2, 2012 Time: 11:00 a.m., Pacific Time Location: Manhattan Beach Marriott 1400 Parkview Avenue Manhattan Beach, California 90266 You are receiving this communication because you hold shares in the above named company. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. CARLISLE COMPANIES INCORPORATED 13925 BALLANTYNE CORPORATE PLACE SUITE 400 CHARLOTTE, NC 28277 ATTN: STEVEN J. FORD, VICE PRESIDENT AND CHIEF FINANCIAL OFFICER M44580-P21666 See the reverse side of this notice to obtain proxy materials and voting instructions.

Before You Vote How to Access the Proxy Materials Proxy Materials Available to VIEW or RECEIVE: Proxy Materials Available to VIEW or RECEIVE: NOTICE AND PROXY STATEMENT ANNUAL REPORT FORM 10-K How to View Online: Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line. . XXXX XXXX XXXX . XXXX XXXX XXXX Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 18, 2012 to facilitate timely delivery. M44581-P21666 How To Vote Please Choose One of the Following Voting Methods Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. You may obtain directions to the 2012 Annual Meeting in order to vote in person by visiting the Company's website at: www.carlisle.com/2012proxymaterials. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow available and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. . XXXX XXXX XXXX

Voting Items The Board of Directors recommends a vote “FOR” all nominees in Proposal 1 and “FOR” proposals 2, 3 and 4. 1. Election of 3 Directors of the Company. Nominees: 1a. Stephen P. Munn 1b. Lawrence A. Sala 1c. Magalen C. Webert 2. Approve the Company’s executive compensation. 3. Ratification of appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2012 fiscal year. 4. Approve the Company’s Amended and Restated Executive Compensation Program to increase the number of shares available for issuance thereunder. M44582-P21666

M44583-P21666

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date CARLISLE COMPANIES INCORPORATED ANNUAL MEETING FOR HOLDERS AS OF 3/8/12 TO BE HELD ON 5/2/12 Your vote is important. Thank you for voting. Read the Proxy Statement and have the voting instruction form below at hand. Please note that the telephone and Internet voting turns off at 11:59 pm ET the night before the meeting or cutoff date. To vote by Internet 1) Go to website www.proxyvote.com. 2) Follow the instructions provided on the website. To vote by Telephone (ONLY IF YOU AGREE WITH THE VOTING RIGHTS OF YOUR PROXY) 1) Call 1-800-454-8683. 2) Follow the instructions. To vote by Mail 1) Check the appropriate boxes on the voting instruction form below. 2) Sign and date the voting instruction form. 3) Return the voting instruction form in the envelope provided. M43818-P21517 Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting. The following material is available at www.proxyvote.com: The Notice of 2012 Annual Meeting of Shareholders, Proxy Statement and 2011 Annual Report PLEASE "X" HERE ONLY IF YOU PLAN TO ATTEND THE MEETING AND VOTE THESE SHARES IN PERSON The Board of Directors recommends you vote FOR the following proposals: 1. Election of 3 Directors of the Company. Against For Abstain Nominees: 1a. Stephen P. Munn 1b. Lawrence A. Sala 1c. Magalen C. Webert Abstain For Against 2. Approve the Company’s executive compensation. 3. Ratification of appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2012 fiscal year. 4. Approve the Company’s Amended and Restated Executive Compensation Program to increase the number of shares available for issuance thereunder. DESCRIPTION OF VOTING RIGHTS In accordance with the Company’s Restated Certificate of Incorporation, the number of votes each shareholder will be entitled to cast at the annual meeting will depend on when the shares were acquired and whether there has been a change in beneficial ownership since the date of acquisition. Shares acquired AFTER March 7, 2008 are entitled to one vote per share at the 2012 annual meeting. Shares are entitled to 5 votes per share at the 2012 annual meeting if they were acquired BEFORE March 8, 2008 and have been held continuously by the same beneficial owner since they were acquired. Please confirm below the number of shares beneficially owned for each category as of March 8, 2012: Number of shares acquired BEFORE March 8, 2008 and entitled to 5 votes per share. Number of shares acquired AFTER March 7, 2008 and entitled to 1 vote per share. If you do not provide confirmation, all shares will be entitled to 1 vote per share. The Board of Directors reserves the right to require evidence to support this confirmation.

QuickLinks

PROXY STATEMENT GENERAL INFORMATION
VOTING SECURITIES
SECURITY OWNERSHIP
BOARD OF DIRECTORS
Nominees for Election
Directors With Unexpired Terms
Director Compensation Table
EXECUTIVE OFFICER COMPENSATION DISCUSSION AND ANALYSIS
Annual Incentive Performance Measures
Share Price Performance
Consolidated Company Performance Measures Used for 2011 Annual Incentive Awards to Mr. Roberts and Mr. Ford
Carlisle Construction Materials ("CCM") Performance Measures Used for 2011 Annual Incentive Award to Mr. Altmeyer
Carlisle FoodService Products ("CFS") Performance Measures Used for 2011 Annual Incentive Award to Mrs. Lowe
Carlisle Brake and Friction ("CBF") Performance Measures Used for 2011 Annual Incentive Award to Mr. Koch
REPORT OF THE COMPENSATION COMMITTEE
EQUITY COMPENSATION PLAN INFORMATION
REPORT OF THE AUDIT COMMITTEE
FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL TWO TO APPROVE THE COMPANY'S EXECUTIVE COMPENSATION
PROPOSAL THREE TO RATIFY THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL FOUR TO APPROVE THE CARLISLE COMPANIES INCORPORATED AMENDED AND RESTATED EXECUTIVE INCENTIVE PROGRAM
SHAREHOLDER PROPOSALS FOR PRESENTATION AT THE 2013 ANNUAL MEETING
VOTING BY PROXY AND CONFIRMATION OF BENEFICIAL OWNERSHIP
OTHER MATTERS
  EXHIBIT A
CARLISLE COMPANIES INCORPORATED EXECUTIVE INCENTIVE PROGRAM As amended and restated effective January 1, 2012
CARLISLE COMPANIES INCORPORATED EXECUTIVE INCENTIVE PROGRAM As amended and restated effective January 1, 2012
Table of Contents
CARLISLE COMPANIES INCORPORATED EXECUTIVE INCENTIVE PROGRAM As amended and restated effective January 1, 2012
  EXHIBIT B
Subparagraph B of Article Fourth of the Restated Certificate of Incorporation of Carlisle Companies Incorporated